FIRST AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                  This First Amended and Restated Loan and Security Agreement is made as of November 30, 1999 by and among GMAC COMMERCIAL CREDIT LLC (successor in interest to BNY Financial Corporation) ("Lender" or "GMAC"), having offices at 1290 Avenue of the Americas, New York, New York 10104 and GREKA INTEGRATED, INC. ("Greka"), SABA REALTY, INC. ("Saba"), and SANTA MARIA REFINING COMPANY ("Santa Maria") (each of Greka, Saba and Santa Maria is individually and collectively hereinafter referred to as the "Borrower"), having their principal place of business at 3201 Airpark Drive, Suite 201, Santa Maria, CA 93455. The liability of Greka, Saba, and Santa Maria hereunder shall be joint and several.

         WHEREAS, on April 30, 1999, Borrower and the Lender entered into a certain Loan and Security Agreement ("Original Loan Agreement") whereby Lender provided to Borrower, inter alia, (i) a term loan in the original principal amount of $6,000,000 ("Original Term Loan") and (ii) a revolving credit facility in the original principal amount of up to $5,000,000 (and increased up to $6,000,000 as of September 24, 1999) ("Original Revolving Credit"); and

         WHEREAS, Borrower has requested and Lender is willing to amend and restate the Original Loan Agreement to provide, inter alia, for (i) an increase in the original principal amount of the Original Term Loan to $25,000,000, (ii) an increase in the maximum amount of the Original Revolving Credit to $10,000,000 and (iii) modifications to certain other terms and provisions of the Original Agreement; and

         WHEREAS, Borrower and Lender are willing to enter into this Agreement on the terms and conditions set forth herein.

         NOW,   THEREFORE,   in   consideration  of  the  mutual  covenants  and
undertakings and the terms and conditions contained herein, the parties hereto agree as follows:

                  1. (A) General Definitions. When used in this Agreement, the following terms shall have the following meanings:

                  "Advance Rates" means the Inventory Advance Rate and the Receivables Advance Rate.

                  "Affiliate" of any Person means (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or
(ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Agent" has the meaning specified in Section 25 herein.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1% per annum.

                  "Ancillary Agreements" means all agreements, instruments, and documents including, without limitation, mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, trust agreements whether heretofore, concurrently, or hereafter executed by or on behalf of Borrower or delivered to Lender, relating to this Agreement or to the transactions contemplated by this Agreement.

                  "Bank" means The Bank of New York.

                  "Borrowing Base Certificate" shall have the meaning set forth in Section 9.

                  "Business Day" means any day other than a day on which commercial banks in New York are authorized or required by law to close.

                  "Change of Ownership" means (a) any transfer (whether in one or more transactions) of ownership of not less than 50% of the common stock of Borrower held by the Original Owners (including for the purposes of the calculation of percentage ownership, any shares of common stock into which any capital stock of Borrower held by any of the Original Owners is convertible or for which any such shares of the capital stock of Borrower or of any other Person may be exchanged and any shares of common stock issuable to such Original Owners upon exercise of any warrants, options or similar rights which may at the time of calculation be held by such Original Owners) to a Person who is neither an Original Owner nor an Affiliate of an Original Owner or (b) any merger, consolidation or sale of substantially all of the property or assets of Borrower.

                  "Closing Date" means November 30, 1999 or such other date as may be agreed upon by the parties hereto.

                  "Collateral" means and includes:

             I.      With respect to Santa Maria:

                           (A) all of its Inventory;

                           (B) all of its Equipment;

                           (C) all of its General Intangibles;

                           (D) all of its Receivables;

                           (E) All of its Investment Property;

                           (F) all of its books,  records,  ledgercards,  files,
correspondence, computer programs, tapes, disks and related data processing software (owned by it or in which it has an interest) which at any time evidence or contain information relating to (A), (B), (C), (D) and (E) above or are otherwise necessary or helpful in the collection thereof or realization thereupon;

                           (G)  all of its  documents  of  title,  policies  and
certificates of insurance, securities, chattel paper, other documents or instruments evidencing or pertaining to (A), (B), (C), (D), (E) and (F) above;

                           (H) all of its guaranties,  liens on real or personal
property, leases, and other agreements and property which in any way secure or relate to (A), (B), (C), (D), (E), (F) and (G) above, or are acquired for the purpose of securing and enforcing any item thereof;

                           (I) (i) all of its cash  held as cash  collateral  to
the extent not otherwise constituting Collateral, all other cash or property at any time on deposit with or held by Lender for the account of Santa Maria (whether for safekeeping, custody, pledge, transmission or otherwise), (ii) all of its present or future deposit accounts (whether time or demand or interest or non-interest bearing) of Santa Maria with Lender or any other Person including those to which any such cash may at any time and from time to time be credited,
(iii) all of its investments and reinvestments (however evidenced) of amounts from time to time credited to such accounts, and (iv) all interest, dividends, distributions and other proceeds payable on or with respect to (x) such investments and reinvestments and (y) such accounts;

                           (J) All of its oil and natural gas or other  reserves
and oil and gas rights located on or under or in any manner related to the premises described in Schedule 1(A)(1) attached hereto (the "Santa Maria Oil and Gas Properties") and if purchased by Borrower, the Vintage Oil and Gas Properties; and

                           (K) all products and proceeds of (A),  (B), (C), (D),
(E), (F), (G), (H), (I) and and (J) above (including, but not limited to, all claims to items referred to in (A), (B), (C), (D), (E), (F), (G), (H), (I) and
(J) above) and all claims of Santa Maria against third parties for (x) (i) loss of, damage to, or destruction of, and (ii) payments due or to become due under leases, rentals and hires of, any or all of (A), (B), (C), (D), (E), (F), (G),
(H), (I) and (J) above and (y) proceeds payable under, or unearned premiums with respect to, policies of insurance in whatever form;

         II. With respect to Greka: (A) All of the issued and outstanding capital stock of Saba, and Santa Maria owned by Greka as more particularly described on Schedule 1(A)(2) annexed hereto (the "Shares") and all proceeds and products thereof, which shall include, without limitation, all dividends and distributions thereon, whether in cash, securities or kind, all securities, Investment Property and /or assets of any type to which the holder of any of such Shares may now or hereafter be entitled as a result of splits, reverse splits, mergers, consolidations, recapitalization and/or reorganizations affecting any of the Shares and/or resulting from liquidations and /or dissolutions, split-ups, spin-offs, reclassifications or the like affecting any of the Shares;

         III. With respect to Saba: (A) all fixtures, equipment, buildings, structures, improvements, building materials, machinery, machines, tools, parts, pumps, engines, motors, boilers, incinerators located at or used in connection with or affixed to the real property more particularly described on Schedule 1(A)(3) annexed hereto and all substitution, accessories, accessions, replacements, improvements and additions to any or all of the foregoing and all of the collateral described in subsections (F), (G), (H) and (K) of II above owned by Saba relating to any of the foregoing;

         IV. Real Property: In addition to the foregoing, the real property owned by Santa Maria and/or Saba more particularly described on Schedule 1(A)(3) attached hereto shall be deemed to be part of the Collateral and subject to all of the provisions of this Agreement relating to the Collateral.

                  "Co-Lender" means any party who may now or hereafter become a Co-Lender hereunder pursuant to Section 25 hereof.

                  "Commitment(s)" shall mean the respective maximum principal dollar amount of Loans which each Co-Lender is obligated to extend to the Borrower, as more fully set forth on the signature page(s) hereto, expressed both as a dollar amount and as a percentage of the total Commitments.

                  "Conoco Indemnity Agreement" shall mean the environmental indemnification contained in the Purchase and Exchange Agreement dated April 13, 1994 by and among Douglas Oil Company of California, Conoco, Inc. and Borrower.

                  "Contract Rate" means an interest rate per annum equal to (i) Alternate Base Rate plus (ii) one percent (1%); provided, however, the Contract Rate shall not at any time be less than six percent (6%). Notwithstanding the foregoing, provided no Event of Default shall have occurred hereunder, the Contract Rate shall be reduced to an interest rate per annum equal to (i) the Alternate Base Rate plus three quarters of one percent (.75%) as of December 31, 2000 and (ii) the Alternate Base Rate plus one-half of one percent (.50%) as of December 31, 2001, further provided, however, that upon the occurrence of an Event of Default should there have been any reduction of the Contract Rate, then in such event the Contract Rate shall revert to the Alternate Base Rate plus one percent (1%).

                  "Credit Risk" means the risk of loss resulting solely and exclusively from a Customer's financial inability to pay at maturity with respect to any Receivable purchased hereunder.

                  "Current Assets" at a particular date, means all cash, cash equivalents, accounts and inventory of Borrower and all other items which would, in conformity with GAAP, be included under current assets on a balance sheet of Borrower as at such date; provided, however, that such amounts shall not include
(a) any amounts for any indebtedness owing by an Affiliate of Borrower, unless such indebtedness arose in connection with the sale of goods or other property in the ordinary course of business and would otherwise constitute current assets in conformity with GAAP, (b) any shares of stock issued by an Affiliate of Borrower, (c) the cash surrender value of any life insurance policy, (d) any assets which would be classified as intangible assets under GAAP, or (e) any prepaid expenses.

                  "Current Liabilities" at a particular date, means all amounts which would, in conformity with GAAP, be included under current liabilities on a balance sheet of Borrower as at such date, but in any event including, without limitation, the amounts of (a) all indebtedness payable on demand, or, at the option of the Person to whom such indebtedness is owed, not more than twelve
(12) months after such date, (b) any payments in respect of any indebtedness (whether installment, serial maturity, sinking fund payment or otherwise) required to be made not more than twelve (12) months after such date, (c) all reserves in respect of liabilities or indebtedness payable on demand or, at the option of the Person to whom such indebtedness is owed, not more than twelve
(12) months after such date, the validity of which is contested at such date, and (d) all accruals for federal or other taxes measured by income payable within a twelve (12) month period.

                  "Customer" means and includes the account debtor with respect to any Receivable, the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower, pursuant to which Borrower is to deliver any personal property or perform any services.

                  "Default Rate" means a rate equal to two percent (2%) per annum in excess of the Contract Rate or the Overadvance Rate, as the case may be.

                  "Dispute" means any cause asserted for nonpayment of Receivables, including, without limitation, any alleged defense, counterclaim, offset, dispute or other claim (real or merely asserted) whether arising from or relating to the sale of goods or rendition of services or arising from or relating to any other transaction or occurrence.

                  "Eligible Inventory" means and includes finished goods Inventory of Santa Maria which Lender, in its sole and absolute discretion, determines: (a) is subject to the security interest of Lender and is subject to no other liens or encumbrances whatsoever (other than Permitted Liens); (b) is in good condition and meets all standards imposed by any governmental agency, or department or division thereof having regulatory authority over such Inventory, its use or sale including but not limited to the Federal Fair Labor Standards Act of 1938 as amended, and all rules, regulations and orders thereunder; (c) is currently either usable or salable in the normal course of business at prices not less than cost; (d) is located at Santa Maria's premises in the United States ; and (e) is otherwise acceptable to Lender as determined in good faith by Lender in the reasonable exercise of its discretion.

                  "Eligible  Receivables"  means and  includes  each  Receivable which conforms to the following criteria: (a) shipment of the merchandise or the rendition of services has been completed; (b) no return, rejection or repossession of the merchandise has occurred; (c) merchandise or services shall not have been rejected or disputed by the Customer and there shall not have been asserted any offset, defense, counterclaim, or Dispute; (d) continues to be in full conformity with the representations and warranties made by Santa Maria to Lender with respect thereto; (e) Lender is, and continues to be, satisfied with the credit standing of the Customer in relation to the amount of credit extended; (f) is documented by an invoice in a form approved by Lender and shall not be unpaid (i) more than 120 days from invoice date; or (ii) more than 60 days past due date; (g) less than fifty percent (50%) of the aggregate unpaid amount of invoices due from such Customer remain unpaid more than sixty (60) days from due date; (h) is not evidenced by chattel paper or an instrument of any kind with respect to or in payment of the Receivable unless such instrument is duly endorsed to and in possession of Lender or represents a check in payment of a Receivable; (i) the Customer is not located outside of the United States;
(j) is not subject to any lien, other than Permitted Liens; (k) does not arise out of transactions with any employee, officer, agent, director, stockholder or Affiliate of Santa Maria; (l) is payable to Santa Maria; (m) does not arise out of a bill and hold sale prior to shipment and, if the Receivable arises out of a sale to any Person to which Santa Maria is indebted, the amount of such indebtedness, and any anticipated indebtedness, is deducted in determining the face amount of such Receivable; (n) is net of any returns, discounts, claims, credits and allowances; (o) if the Receivable arises out of contracts between Santa Maria and the United States, any state, or any department, agency or instrumentality of any of them, Santa Maria has so notified Lender, in writing, prior to the creation of such Receivable, and, if Lender so requests, there has been compliance with any governmental notice or approval requirements, including, without limitation, compliance with the Federal Assignment of Claims Act; (p) is a good and valid account representing an undisputed bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an unconditional sale and delivery upon the stated terms of goods sold by Santa Maria, or work, labor and/or services rendered by Santa Maria; and (q) is otherwise satisfactory to Lender as determined in good faith by Lender in the reasonable exercise of its discretion.

                  "Equipment" means and includes all now owned or hereafter acquired equipment, machinery and goods (excluding Inventory), whether or not constituting fixtures, including, without limitation, plant and office equipment, tools, dies, parts, data processing equipment, furniture and trade fixtures, trucks, trailers, loaders and other vehicles and all replacements and substitutions therefor and all accessions thereto.

                  "Event of Default" means the occurrence of any of the events set forth in Section 18.

                  "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by The Bank of New York from three Federal funds brokers of recognized standing selected by The Bank of New York.

                  "First Term Loan Advance"  shall have the meaning set forth in
Section 2(k)(1).

                  "Formula Amount" shall have the meaning set forth in Section 2(d).

                  "GAAP"  means  generally   accepted   accounting   principles,
practices and procedures in effect from time to time.

                  "General  Intangibles"  means  and  includes  all now owned or hereafter acquired general intangibles as said term is defined in the Uniform Commercial Code in effect in the State of New York including, without limitation, trademarks, trade names, trade styles, trade secrets, equipment formulation, manufacturing procedures, quality control procedures, product specifications, patents, patent applications, copyrights, registrations, contract rights, chooses in action, causes of action, corporate or other business records, inventions, designs, goodwill, claims under guarantees, licenses, franchises, tax refunds, tax refund claims, computer programs, computer data bases, computer program flow diagrams, source codes, object codes and all other intangible property of every kind and nature.

                  "Hazardous Substance" means, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated byphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable environmental law and in the regulations adopted pursuant thereto.

                  "Incipient Event of Default" means any act or event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

                  "Initial Santa Maria Oil and Gas Properties" means the Santa Maria Oil and Gas Properties which are described on Schedule 1(A)(1) attached hereto.

                  "Inventory" means and includes all of Santa Maria's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Santa Maria's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

                  "Inventory Advance Rate" shall have the meaning set forth in the definition of Inventory Availability.

                  "Inventory Availability" means the amount of Revolving Credit Advances against Eligible Inventory of Santa Maria Lender may from time to time during the Term make available to Borrower up to 65% ("Inventory Advance Rate") of the value of Eligible Inventory (calculated on the basis of the lower of cost or market, on a first-in first-out basis).

                  "Investment Property" shall have the meaning now or hereafter ascribed to such term in the New York Uniform Commercial Code, as amended.

                  "Loans" means the Revolving Credit Advances, the Term Loan and all other extensions of credit hereunder.

                  "Majority Lenders" means at any time the Co-Lenders (which may be the Agent) holding at least fifty-one (51%) percent of the then aggregate unpaid principal amount of the Loans, or if no such principal amount is then outstanding, at least fifty one percent (51%) of the aggregate Commitments.

                  "Matured Funds Rate" means the rate of interest, announced by Lender from time to time, as the rate applicable to matured funds, such rate to be adjusted automatically on the effective date of any change in such rate as announced by Lender.

                  "Maximum Loan Amount" means $35,000,000.

                  "Maximum Revolving Amount" means $10,000,000.

                  "Net Face Amount" of Receivables means the gross face invoice amount thereof, less returns, discounts (the calculation of which shall be determined by Lender where optional terms are given), anticipation or any other unilateral deductions taken by Customers, and credits and allowances to Customers of any nature.

                  "Obligations" means and includes all Loans, all advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Lender (or any corporation that directly or indirectly controls or is controlled by or is under common control with Lender) of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising including, without limitation, any debt, liability or obligation owing from Borrower to others which Lender may have obtained by assignment or otherwise and further including, without limitation, all interest, charges or any other payments Borrower is required to make by law or otherwise arising under or as a result of this Agreement and the Ancillary Agreements, together with all reasonable expenses and reasonable attorneys' fees chargeable to Borrower's account or incurred by Lender in connection with Borrower's account whether provided for herein or in any Ancillary Agreement.

                  "Oil and Gas Properties" means the Santa Maria Oil and Gas Properties and the Vintage Oil and Gas Properties.

                  "Original Owners" means Greka Energy Corporation with respect to Greka and Greka with respect to Santa Maria and Saba.

                  "Overadvance Rate" means a rate equal to one percent (1%) per annum in excess of the Contract Rate.

                  "Permitted Liens" means (i) liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (ii) liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (a) not overdue or (b) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP, (iii) liens in favor of Lender, (iv) liens for taxes (a) not yet due or (b) being diligently contested in good faith, provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP, and (v) liens specified on Schedule 1(A)(4) hereto.

                  "Person" means an individual, partnership,  corporation, trust
or  unincorporated  organization,   or  a  government  or  agency  or  political
subdivision thereof.

                  "Prime Rate" means the prime commercial lending rate of The Bank of New York as publicly announced in New York, New York to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged to any particular class or category of customers.

                  "Receivables" means and includes all of Santa Maria's now owned or hereafter acquired accounts and contract rights, instruments, insurance proceeds, documents, chattel paper, letters of credit and Santa Maria's rights to receive payment thereunder, any and all rights to the payment or receipt of money or other forms of consideration of any kind at any time now or hereafter owing or to be owing to Santa Maria, all proceeds thereof and all files in which Santa Maria has any interest whatsoever containing information identifying or pertaining to any of Santa Maria's Receivables, together with all of Santa Maria's rights to any merchandise which is represented thereby, and all Santa Maria's rights, title, security and guaranties with respect to each Receivable, including, without limitation, all rights of stoppage in transit, replevin and reclamation and all rights as an unpaid vendor.

                  "Receivables Advance Rate" shall have the meaning set forth in the definition of Receivables Availability.

                  "Receivables Availability" means the amount of Revolving Credit Advances against Eligible Receivables Lender may from time to time during the term of this Agreement make available to Borrower up to 85% ("Receivables Advance Rate") of the net face amount of Eligible Receivables.

                  "Reports" shall have the meaning set forth in Section 14.

                  "Retained Goods" shall have the meaning set forth in Section 8(h).

                  "Revolving Credit Advances" shall have the meaning set forth in Section 2(d).

                  "Santa  Maria Oil and Gas  Properties"  shall have the meaning
                  set  forth  in  Section  1.1,   definition  of   "Collateral",
                  Subsection I.(J).

                  "Sanction/Embargo Programs" shall mean economic and other sanctions and embargo program restrictions promulgated by the government of the United States of America or any office or agency thereof including but not limited to the President and the Office of Foreign Assets Control of the Treasury Department, or either of them.

                  "Second Term Loan Advance" shall have the meaning set forth in
Section 2(k)(2).

                  "Secondary Santa Maria Oil and Gas Properties" means the Santa Maria Oil and Gas Properties which are described on Schedule 1(A)(1) attached hereto.

                  "Settlement Date" means two (2) Business Days after the day on which the applicable Receivable is actually collected by Lender.

                  "Subordinated Debt" means any debt subordinated to Lender upon terms and conditions satisfactory to Lender in its sole discretion.

                  "Subsidiary" of any Person means a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

                  "Tangible Net Worth" at a particular date means (a) the aggregate amount of all assets of Borrower as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of the Borrower.

                  "Term" means the Closing Date through November 30, 2003, subject to acceleration upon the occurrence of an Event of Default or other termination hereunder.

                  "Term  Loan"  shall have the  meaning  set forth in  paragraph
2(k).

                  "Term Loan Note" shall have the meaning set forth in paragraph 2(l).

                  "Third Term Loan Advance"  shall have the meaning set forth in
Section 2(k)(3).

                  "Total   Liabilities"   at  a   particular   date   means  all
Indebtedness of Borrower as at such date.

                  "Vintage Oil and Gas Properties" means the oil and gas reserves and oil and gas rights which may be acquired by Santa Maria located on or under or in any manner related to the real property more particularly described in Schedule 1(A)(5) attached hereto.

                  "Working Capital" at a particular date means the excess, if any, of Current Assets over Current Liabilities at such date.

                  "Year 2000 Issue" means the inability of computer software, hardware and firmware systems and/or equipment containing embedded computer chips owned or operated by a Person or used or relied upon in the conduct of a Person's business (including systems and equipment supplied by others or with which such person's computer systems interface) to properly receive, transmit, process, manipulate, store, retrieve, re-transmit, without errors or delays, or in any other way to accurately recognize or otherwise utilize data and information in all respects in relation to the year 2000 or the inclusion of dates on or after January 1, 2000.

                           (B) Accounting  Terms.  Any accounting  terms used in
this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP.

                           (C)  Other  Terms.  All  other  terms  used  in  this
Agreement and defined in the Uniform Commercial Code as adopted in the State of New York, shall have the meaning given therein unless otherwise defined herein.

                  2. Sale of Receivables; Purchase Price; Accounts Receivables Management; Loans.

                           (a) Santa Maria  hereby  assigns and sells to Lender,
as absolute owner, and Lender hereby purchases from Santa Maria all Receivables created on and after the date hereof, which arise from Santa Maria's sale of merchandise or rendition of services.

                           (b) Lender  shall not  assume the Credit  Risk on any
Receivables. Accordingly, all Receivables shall be purchased by Lender with full recourse to Santa Maria in the event of non-payment thereof for any reason whatsoever and Lender may charge back to Borrower's account the amount of any Receivable that is not paid on its due date. The procedure manual Lender has delivered to Borrower describes Lender's current practices and procedures regarding its accounts receivable management and record keeping services. Lender reserves the right to vary such practices and procedures from time to time in its sole discretion. Lender shall have no liability to Borrower for any alleged failure on Lender's part to provide adequate accounts receivable management and record keeping services by including, without limitation, any liability of any kind whatsoever for consequential or other damages or penalties based upon any such alleged failure on Lender's part.

                           (c) The purchase  price of  Receivables  shall be the
Net Face Amount thereof. The purchase price will be credited to Borrower's account and remitted to Borrower on the Settlement Date. Lender may deduct from the amount payable to Borrower on any Settlement Date reserves for all Obligations then chargeable to Borrower's account and Obligations which in Lender's sole judgment may be chargeable to Borrower's account thereafter.

                           (d)  Subject  to the terms and  conditions  set forth
herein and in the Ancillary Agreements, Lender may, in its sole discretion, make revolving credit advances (the "Revolving Credit Advances") to Borrower from time to time during the Term which, in the aggregate at any time outstanding, will not exceed the lesser of (x) the Maximum Revolving Amount or (y) an amount equal to the sum of:

                                    (1)  Receivables Availability, plus

                                    (2)  Inventory Availability, minus

                                    (3)  such reserves as Lender may in its sole
and absolute  discretion  deem proper and necessary from time to time.

                  The sum of 2(d)(1) plus (2) minus (3) shall be referred to as the "Formula Amount". In this regard, Borrower agrees that it shall submit a Borrowing Base Certificate to Lender, in form and substance and with such frequency, as more fully described in Section 9 below, to include such calculations, in each instance that Lender may deem necessary or desirable in order to verify whether Borrower is in compliance with the preceding limitations pertaining to Revolving Credit Advances.

                           (e)  Notwithstanding the limitations set forth above,
Lender retains the right to lend Borrower from time to time such amounts in excess of such limitations as Lender may determine in its sole discretion.

                           (f)  Borrower   acknowledges  that  the  exercise  of
Lender's discretionary rights hereunder may result during the term of this Agreement in one or more increases or decreases in the Advance Rates and Borrower hereby consents to any such increases or decreases which may limit or restrict advances requested by Borrower.

                           (g) If  Borrower  does  not pay any  interest,  fees,
costs, charges or commissions to Lender when due, Borrower shall thereby be deemed to have requested, and Lender is hereby authorized at its discretion to make and charge to Borrower's account, a Revolving Credit Advance to Borrower as of such date in an amount equal to such unpaid interest, fees, costs, charges or commissions.

                           (h) Any sums  expended  by Lender  due to  Borrower's
failure to perform or comply with its obligations under this Agreement, including but not limited to the payment of taxes, insurance premiums or leasehold obligations, shall be charged to Borrower's account as a Revolving Credit Advance and added to the Obligations.

                           (i) Lender will  account to Borrower  monthly  with a
statement of all Loans and other advances, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive unless Lender is notified by Borrower in writing to the contrary within thirty (30) days of the date each account was rendered and received (receipt presumed seven (7) days after mailing) specifying the item or items to which objection is made.

                           (j) During the Term, Borrower may borrow,  prepay and
reborrow Revolving Credit Advances, all in accordance with the terms and conditions hereof.

                           (k)  Subject  to the terms and  conditions  set forth
herein and in the Ancillary Agreements, Lender will make a term loan to Borrower in the sum of $25,000,000 ("Term Loan") which shall be advanced as follows:

                                    1.      An   advance   in  the   amount   of
                                            $16,500,000    ("First   Term   Loan
                                            Advance")  shall be made  under  the
                                            Term Loan on the Closing Date,  upon
                                            satisfaction of all of the terms and
                                            conditions  contained  herein and in
                                            the Ancillary Documents.

                                    2.      At  any  time   following  the  date
                                            hereof  through and including  March
                                            31,  2000,  Borrower  may request an
                                            advance  in  the  amount  of  up  to
                                            $1,000,000  solely for the  purchase
                                            of the Secondary Santa Maria Oil and
                                            Gas  Properties  ("Second  Term Loan
                                            Advance").  Lender's  obligation  to
                                            make the  Second  Term Loan  Advance
                                            shall be subject to the satisfaction
                                            of all of the  following  conditions
                                            precedent:

                                                     (A)  Borrower   shall  have
                                                     provided   to  Lender  such
                                                     approvals,    environmental
                                                     audits  (but  only upon the
                                                     occurrence  of a  Hazardous
                                                     Discharge or  Environmental
                                                     Complaint    which   occurs
                                                     following the date hereof),
                                                     consents  or  documents  as
                                                     Lender    may    reasonably
                                                     request; and

                                                     (B)  Borrower   shall  have
                                                     provided   to   lender   an
                                                     opinion  of  counsel   from
                                                     Jeffers,  Mangels, Butler &
                                                     Marmaro  LLP, or such other
                                                     law  firm as is  reasonably
                                                     acceptable  to  Lender,  in
                                                     substantially    the   form
                                                     delivered  to  Lender as of
                                                     the date hereof with regard
                                                     to the Initial  Santa Maria
                                                     Oil and Gas Properties.

                                                     (C)  Borrower   shall  have
                                                     submitted  to Lender a copy
                                                     of     all      acquisition
                                                     documents  relating  to the
                                                     purchase  of the  Secondary
                                                     Santa  Maria  Oil  and  Gas
                                                     Properties in substantially
                                                     the   form   delivered   to
                                                     Lender with  respect to the
                                                     Initial Santa Maria Oil and
                                                     Gas Properties; and

                                                     (D)  Borrower   shall  have
                                                     executed  and  delivered to
                                                     Lender such  documents  and
                                                     instruments as Lender deems
                                                     necessary to grant, assign,
                                                     convey   and/or  pledge  to
                                                     Lender  a  first   priority
                                                     security  interest  in  the
                                                     assets to be purchased with
                                                     the   Second    Term   Loan
                                                     Advance  free and  clear of
                                                     all liens and  encumbrances
                                                     of any kind  which  are not
                                                     consented  to by the Lender
                                                     and  Borrower   shall  have
                                                     provided   to   Lender   an
                                                     Attorney's  Certificate  of
                                                     Title  issued by a law firm
                                                     acceptable     to    Lender
                                                     opining  (i) to  the  first
                                                     priority     of    Lender's
                                                     security interests therein,
                                                     and  (ii)   that   Lender's
                                                     interests are subject to no
                                                     liens,              claims,
                                                     encumbrances,            or
                                                     restrictions  of  any  kind
                                                     unless   consented   to  by
                                                     Lender; and

                                                     (E) all representations and
                                                     warranties contained herein
                                                     shall be true  and  correct
                                                     on and as of  the  date  of
                                                     such request as though made
                                                     on and as of such date; and

                                                     (F) no  Incipient  Event of
                                                     Default or Event of Default
                                                     shall have occurred  and/or
                                                     be continuing.

                                                     (G)   Borrower   must  have
                                                     submitted   to  Lender  the
                                                     completed  Form of  Request
                                                     for   Term   Loan   Advance
                                                     attached hereto as Schedule
                                                     2(k).

                                            3.       At any time  following  the
                                                     date  hereof   through  and
                                                     including  March 31,  2000,
                                                     Borrower   may  request  an
                                                     advance in the amount of up
                                                     to $7,500,000.00 solely for
                                                     the purchase of the Vintage
                                                     Oil  and   Gas   Properties
                                                     ("Third      Term      Loan
                                                     Advance").         Lender's
                                                     obligation   to  make   the
                                                     Third  Term  Loan   Advance
                                                     shall  be  subject  to  the
                                                     satisfaction  of all of the
                                                     following        conditions
                                                     precedent:

                                                     (A)  Borrower   shall  have
                                                     provided   to  Lender  such
                                                     approvals,    environmental
                                                     audits,     consents     or
                                                     documents   as  Lender  may
                                                     reasonably request; and

                                                     (B)  Borrower   shall  have
                                                     provided   to   lender   an
                                                     opinion  of  counsel   from
                                                     Jeffers,  Mangels, Butler &
                                                     Marmaro  LLP, or such other
                                                     law  firm as is  reasonably
                                                     acceptable  to  Lender,  in
                                                     substantially    the   form
                                                     delivered  to  Lender as of
                                                     the date hereof with regard
                                                     to the Initial  Santa Maria
                                                     Oil and Gas Properties.

                                                     (C)  Borrower   shall  have
                                                     submitted  to Lender a copy
                                                     of     all      acquisition
                                                     documents  relating  to the
                                                     purchase of the Vintage Oil
                                                     and  Gas  Properties,   the
                                                     terms  and   conditions  of
                                                     which acquisition documents
                                                     must  be   satisfactory  to
                                                     Lender   in  its  sole  and
                                                     absolute   discretion  with
                                                     respect   to  the   payment
                                                     terms and with  respect  to
                                                     title  to the  Vintage  Oil
                                                     and  Gas   Properties   and
                                                     reasonably  satisfactory to
                                                     Lender    in   all    other
                                                     respects; and

                                                     (D)  Borrower   shall  have
                                                     executed  and  delivered to
                                                     Lender such  documents  and
                                                     instruments as Lender deems
                                                     necessary to grant, assign,
                                                     convey   and/or  pledge  to
                                                     Lender  a  first   priority
                                                     security  interest  in  the
                                                     assets to be purchased with
                                                     the Third Term Loan Advance
                                                     free and clear of all liens
                                                     and   encumbrances  of  any
                                                     kind    which    are    not
                                                     consented  to by the Lender
                                                     and  Borrower   shall  have
                                                     provided   to   Lender   an
                                                     Attorney's  Certificate  of
                                                     Title  issued by a law firm
                                                     acceptable     to    Lender
                                                     opining  (i) to  the  first
                                                     priority     of    Lender's
                                                     security interests therein,
                                                     and  (ii)   that   Lender's
                                                     interests are subject to no
                                                     liens,              claims,
                                                     encumbrances,            or
                                                     restrictions  of  any  kind
                                                     unless   consented   to  by
                                                     Lender; and

                                                     (E)  Borrower   shall  have
                                                     provided to Lender evidence
                                                     receipt    of    additional
                                                     funds,     from     sources
                                                     acceptable to Lender in its
                                                     sole      and      absolute
                                                     discretion,   necessary  to
                                                     complete the acquisition of
                                                     the  Vintage  Oil  and  Gas
                                                     Properties   together  with
                                                     fully-executed
                                                     subordination agreements in
                                                     form     and      substance
                                                     acceptable  to Lender  with
                                                     respect to any funds loaned
                                                     to Borrower  in  connection
                                                     with such acquisition; and

                                                     (F) all representations and
                                                     warranties contained herein
                                                     shall be true  and  correct
                                                     on and as of  the  date  of
                                                     such request as though made
                                                     on and as of such date; and

                                                     (G) no  Incipient  Event of
                                                     Default or Event of Default
                                                     shall have occurred  and/or
                                                     be continuing.

                                                     (H)   Borrower   must  have
                                                     submitted   to  Lender  the
                                                     completed  Form of  Request
                                                     for   Term   Loan   Advance
                                                     attached hereto as Schedule
                                                     2(k).

                           (l) Principal  payments  under the Term Loan shall be
fixed as of and shall be based upon the outstanding principal balance hereof as of March 31, 2000 (the "March 2000 Principal"). The Term Loan shall be payable in monthly payments of principal, each in the amount of 3.428568 percent of the March 2000 Principal on the first day of each of the months of April, May, June, July, August, September and October of each year commencing on April 1, 2000 and continuing through and including October 1, 2002. Commencing on April 1, 2003 and on the same day of each of the months of May, June, July, August and
September of such year the note shall be payable in monthly payments of principal, each in the amount of four (4.0%) percent of the March 2000 Principal. (For example, if the full face value hereof has been advanced as of March 31, 2000, this Term Loan shall be payable in monthly payments of principal, each in the amount of $857,142 on the first day of each of the months of April, May, June, July, August, September and October of each year commencing on April 1, 2000 and continuing through and including October 1, 2002. Commencing on April 1, 2003 and on the same day of each of the months of May, June, July, August and September of such year the Term Loan shall be payable in monthly payments of principal, each in the amount of $1,000,000.) All remaining principal and accrued interest outstanding under the Term Loan shall be due and payable in full on October 1, 2003. The Term Loan shall be subject to acceleration upon the occurrence of an Event of Default hereunder or termination of this Agreement and shall otherwise be evidenced by and subject to the terms and conditions set forth in a secured promissory note in substantially the form of the note attached hereto as Schedule 2(l) ("Term Loan Note").

                           (m) The aggregate balance of Loans outstanding at any
time shall not exceed the Maximum Loan Amount. The aggregate balance of Revolving Credit Advances outstanding at any time shall not exceed the Formula Amount.

                           3. Repayment of Loans.

                           (a)  Borrower   shall  be  required  to  (i)  make  a
mandatory prepayment hereunder at any time that the aggregate outstanding principal balance of the Revolving Credit Advances made by Lender to Borrower hereunder is in excess of the Formula Amount in an amount equal to such excess, and (ii) repay on the expiration of the Term (x) the then aggregate outstanding principal balance of Revolving Credit Advances made by Lender to Greka hereunder together with accrued and unpaid interest, fees, charges and commissions and (y) all other amounts owed Lender under this Agreement and the Ancillary Agreements.

                           (b)  The  Term  Loan  shall  be due  and  payable  as
provided in paragraph 2(l) hereof and in the Term Loan Note.

                           4. Procedure for Revolving Credit Advances.  Borrower
may by written notice request a borrowing of Revolving Credit Advances prior to 1:00 P.M. New York time on the Business Day of its request to incur, on that day, a Revolving Credit Advance. All Revolving Credit Advances shall be disbursed from whichever office or other place Lender may designate from time to time and, together with any and all other Obligations of Borrower to Lender, shall be charged to the Borrower's account on Lender's books. The proceeds of each Revolving Credit Advance made by the Lender shall be made available to Borrower on the day so requested by way of credit to the Borrower's operating account maintained with Borrower such bank as Borrower designated to Lender. Any and all Obligations due and owing hereunder may be charged to Borrower's account and shall constitute Revolving Credit Advances.

                           5.       Interest; Fees; Commissions.

                                    (a)     Interest.

                                            (1)  Except as  modified  by Section
                                            5(a)(3)  below,  interest  on  Loans
                                            shall be  payable  in arrears on the
                                            first  day of each  month.  Interest
                                            payments  hereunder may, at Lender's
                                            option  be   charged  by  Lender  to
                                            Borrower's account. Interest charges
                                            shall  be  computed  on  the  unpaid
                                            balance  of the  Loans  for each day
                                            they are  outstanding  at a rate per
                                            annum equal to the Contract Rate. In
                                            the  event the  aggregate  amount of
                                            Revolving  Credit  Advances  exceeds
                                            the  Formula  Amount for five (5) or
                                            more  days in any month  during  the
                                            Term,  the average  daily balance of
                                            Revolving  Credit  Advances  in that
                                            month  shall  bear  interest  at the
                                            Overadvance Rate.

                                            (2) Interest  shall  be  computed on
                                            the  basis  of  actual  days elapsed
                                            over a 360-day year.


                                            (3) Upon the  occurrence  and during
                                            the   continuance  of  an  Event  of
                                            Default,  interest shall  be payable
                                            at the Default Rate.

                                            (4)  Notwithstanding  the foregoing,
                                            in no event  shall  interest  exceed
                                            the maximum rate permitted under any
                                            applicable law or regulation, and if
                                            any  provision of this  Agreement or
                                            an   Ancillary   Agreement   is   in
                                            contravention  of  any  such  law or
                                            regulation,  such provision shall be
                                            deemed   amended  to   provide   for
                                            interest  at said  maximum  rate and
                                            any excess  amount  shall  either be
                                            applied,  at Lender's option, to the
                                            outstanding  Loans in such  order as
                                            Lender  shall  determine or refunded
                                            by Lender to Borrower.

                                            (5)  Borrower  shall pay  principal,
                                            interest   and  all  other   amounts
                                            payable  hereunder,   or  under  any
                                            Ancillary  Agreement,   without  any
                                            deduction whatsoever, including, but
                                            not  limited to, any  deduction  for
                                            any set-off or counterclaim.

                                    (b)     Fees.

                                            (1)  Closing  Fee.  Upon  closing of
                                            this   Agreement   by  Borrower  and
                                            Lender, Borrower shall pay to Lender
                                            a closing fee in an amount  equal to
                                            $500,000,  payable  $400,000  on the
                                            Closing  Date  and  $100,000  on the
                                            date of  funding  of the Third  Term
                                            Loan Advance.

                                            (2)   Collateral   Monitoring   Fee.
                                            Borrower   shall  pay  to  Lender  a
                                            monthly Collateral Monitoring Fee in
                                            the     amount     of     $5,000.00.
                                            Additionally,      upon     Lender's
                                            performance    of   any   collateral
                                            monitoring,    including   but   not
                                            limited  to any  field  examination,
                                            collateral    analysis    or   other
                                            business  analysis,   the  need  for
                                            which is to be  determined by Lender
                                            and which  monitoring  is undertaken
                                            by Lender or for Lender's benefit, a
                                            per diem  amount  equal to  Lender's
                                            then standard  rate per person,  for
                                            each person employed to perform such
                                            monitoring, together with all out of
                                            pocket  costs,   disbursements   and
                                            expenses  incurred by the Lender and
                                            the    person     performing    such
                                            collateral   monitoring,   shall  be
                                            charged   to   Borrower's   account.
                                            Additionally,   in  the  event  that
                                            Lender    shall   for   any   reason
                                            determine  in  the  exercise  of its
                                            reasonable  discretion  that  any of
                                            the  Collateral  may be  impaired or
                                            suffer   a    decline    in   value,
                                            diminution  or  waste,   Lender  may
                                            cause to be  conducted,  at the sole
                                            cost and expense of Borrower, but no
                                            more  than  one (1) time per year in
                                            between   annual   reserve   reports
                                            provided   there   is  no  Event  of
                                            Default,  by  Netherland  Sewell and
                                            Associates    (or   by    appraisers
                                            acceptable to Lender and Borrower in
                                            all respects),  roll forward reserve
                                            reports"   of  the   Oil   and   Gas
                                            Properties owned by Borrower.

                                    (c) Increased  Costs.  In the event that any
                                    applicable   law,   treaty  or  governmental
                                    regulation,  or any change therein or in the
                                    interpretation  or application  thereof,  or
                                    compliance  by Lender (for  purposes of this
                                    Section  5(c),   the  term  "Lender"   shall
                                    include  Lender and any  corporation or bank
                                    controlling  Lender)  with  any  request  or
                                    directive  (whether  or not having the force
                                    of law)  from  any  central  bank  or  other
                                    financial,   monetary  or  other  authority,
                                    shall:

                                            (1) subject Lender to any tax of any
                                            kind whatsoever with respect to this
                                            Agreement  or  change  the  basis of
                                            taxation  of  payments  to Lender of
                                            principal,  fees,  interest  or  any
                                            other  amount  payable  hereunder or
                                            under   any   Ancillary   Agreements
                                            (except  for  changes in the rate of
                                            tax on the  overall  net  income  of
                                            Lender by the  jurisdiction in which
                                            it maintains its principal office);

                                            (2)    impose,    modify   or   hold
                                            applicable   any  reserve,   special
                                            deposit,   assessment   or   similar
                                            requirement  against assets held by,
                                            or  deposits  in or for the  account
                                            of,  advances  or loans by, or other
                                            credit  extended  by,  any office of
                                            Lender, including without limitation
                                            pursuant  to  Regulation  D  of  the
                                            Board of  Governors  of the  Federal
                                            Reserve System; or

                                            (3)   impose  on  Lender  any  other
                                            condition   with   respect  to  this
                                            Agreement    or    any     Ancillary
                                            Agreements; and the result of any of
                                            the  foregoing  is to  increase  the
                                            cost to Lender of  making,  renewing
                                            or maintaining  its Loans  hereunder
                                            by an amount that Lender deems to be
                                            material  or to reduce the amount of
                                            any payment  (whether of  principal,
                                            interest or otherwise) in respect of
                                            any of the Loans by an  amount  that
                                            Lender deems to be  material,  then,
                                            in any case Borrower  shall promptly
                                            pay Lender,  upon its  demand,  such
                                            additional amount as will compensate
                                            Lender for such  additional  cost or
                                            such reduction,  as the case may be.
                                            Lender  shall   through  an  officer
                                            certify    the    amount   of   such
                                            additional   cost  or  reduction  to
                                            Borrower,   and  such  certification
                                            shall be conclusive  absent manifest
                                            error.

                                   (d)      Capital Adequacy.

                                            (1) In the event that  Lender  shall
                                            have  determined that any applicable
                                            law,  rule,  regulation or guideline
                                            regarding capital  adequacy,  or any
                                            change therein, or any change in the
                                            interpretation   or   administration
                                            thereof    by    any    governmental
                                            authority,     central    bank    or
                                            comparable  agency  charged with the
                                            interpretation   or   administration
                                            thereof,  or  compliance  by  Lender
                                            (for  purposes of this Section 5(d),
                                            the  term  "Lender"   shall  include
                                            Lender and any  corporation  or bank
                                            controlling Lender) with any request
                                            or   directive   regarding   capital
                                            adequacy  (whether or not having the
                                            force of law) of any such authority,
                                            central bank or  comparable  agency,
                                            has or  would  have  the  effect  of
                                            reducing   the  rate  of  return  on
                                            Lender's capital as a consequence of
                                            its obligations hereunder to a level
                                            below that which  Lender  could have
                                            achieved  but  for  such   adoption,
                                            change or  compliance  (taking  into
                                            consideration Lender's policies with
                                            respect to capital  adequacy)  by an
                                            amount   deemed   by  Lender  to  be
                                            material,  then,  from time to time,
                                            Borrower  shall  pay upon  demand to
                                            Lender  such  additional  amount  or
                                            amounts  as will  compensate  Lender
                                            for such  reduction.  In determining
                                            such amount or  amounts,  Lender may
                                            use  any  reasonable   averaging  or
                                            attribution  methods. The protection
                                            of this  Section  shall be available
                                            to Lender regardless of any possible
                                            contention    of    invalidity    or
                                            inapplicability  with respect to the
                                            applicable   law,    regulation   or
                                            condition.

                                            (2) A  certificate  of  Lender by an
                                            officer setting forth such amount or
                                            amounts  as  shall be  necessary  to
                                            compensate  Lender  with  respect to
                                            Section  5(d) hereof when  delivered
                                            to  Borrower   shall  be  conclusive
                                            absent manifest error.

                           (e) Matured Funds. On the last day of each month during the Term, Lender shall credit Borrower's account with interest at the Matured Funds Rate in effect during such month on the average daily balance during such month of any amounts payable by Lender to Borrower hereunder which are not drawn by Borrower on the Settlement Date.

                           6.      Security Interest.

                           (a) Pursuant to the Original  Agreement,  Greka, Saba
and Santa Maria hereby ratify and reaffirm the security interest of Lender in the Collateral as created and perfected pursuant to the Original Agreement ("Prior Security Interests"). Greka, Saba and Santa Maria hereby confirm and agree that the UCC-1 financing statements executed and delivered in connection with the Original Agreement remain in full force and effect and continue to perfect the Prior Security Interest and the security interests created hereby. All security interests created hereby shall be in addition and supplemental to that created as aforesaid and shall relate back to the date of the Prior Security Interests.

                           (b)  In  extension   of  and  without   limiting  the
provisions of Section 6(a) above, to secure the prompt payment to Lender of the Obligations, Borrower hereby assigns, pledges and grants to Lender a continuing security interest in and to the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located (whether or not the same is subject to Article 9 of the Uniform Commercial Code). All of the Borrower's ledger sheets, files, records, books of account, business papers and documents relating to the Collateral shall, until delivered to or removed by Lender, be kept by Borrower in trust for Lender until all Obligations have been paid in full. Each confirmatory assignment schedule or other form of assignment hereafter executed by Borrower shall be deemed to include the foregoing grant, whether or not the same appears therein.

                           (c) Lender may file one or more financing  statements
disclosing Lender's security interest in the Collateral without Borrower's signature appearing thereon or Lender may sign on Borrower's behalf as provided in Section 13 hereof. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement. If any Receivable becomes evidenced by a promissory note or any other instrument for the payment of money, Borrower will immediately deliver such instrument to Lender appropriately endorsed.

                           7.   Representations   Concerning   the   Collateral.
Borrower represents and warrants (each of which such representations and warranties shall be deemed repeated upon the making of each request for a Revolving Credit Advance and made as of the time of each and every Revolving Credit Advance hereunder):

                           (a) all the  Collateral (i) is owned by Borrower free
and clear of all claims, liens, security interests and encumbrances (including without limitation any claims of infringement) except (A) those in Lender's favor and (B) Permitted Liens and (ii) is not subject to any agreement prohibiting the granting of a security interest or requiring notice of or consent to the granting of a security interest;

                           (b) all Receivables (i) represent  complete bona fide
transactions which require no further act under any circumstances on Borrower's part to make such Receivables payable by Customers, (ii) to the best of Borrower's knowledge, are not subject to any present, future or contingent Disputes; (iii) do not represent bill and hold sales, consignment sales, guaranteed sales, sale or return or other similar understandings or obligations of any Affiliate or Subsidiary of Borrower; (iv) included in any Borrowing Base Certificate as an Eligible Receivable meets all criteria specified in the definition of Eligible Receivables, except as may otherwise be specifically disclosed in such Borrowing Base Certificate or as otherwise theretofore disclosed in writing to Lender; and (v) Borrower has no knowledge of any fact or circumstance not disclosed to Lender in the pertinent Borrowing Base Certificate or otherwise in writing, which would impair the validity or collectibility of any Receivable and that all documents in connection with each Receivable are genuine.

                           (c) in the event any  amounts  due and owing from any
account debtor to Borrower on any Eligible Receivable shall become subject to any Dispute, or to any other adjustment otherwise permitted to be made in accordance with the terms and provisions hereof in the ordinary course of business and prior to the occurrence of an Event of Default hereunder, Borrower agrees that it shall, at the time of the submission of the next Borrowing Base Certificate required to be delivered to Lender immediately following the date on which Borrower learns thereof, provide Lender with notice thereof. Borrower further agrees that it shall also notify Lender promptly of all returns and credits in respect of any Receivables included within a Borrowing Base Certificate, which notice shall specify the Receivables affected.

                           8. Covenants  Concerning the  Collateral.  During the
Term, Borrower covenants that it shall:

                           (a) not dispose of any of the  Collateral  whether by
sale, lease or otherwise except for (i) the sale of Inventory in the ordinary course of business, and (ii) the disposition or transfer of obsolete and wornout Equipment in the ordinary course of business during any fiscal year of Borrower having an aggregate fair market value of not more than $250,000 and only to the extent that (x) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Lender's first priority security interest or (y) the proceeds of which are remitted to Lender in reduction of the Obligations;

                           (b) not encumber,  mortgage,  pledge, assign or grant
any security interest in any Collateral or any of Borrower's other assets to anyone other than Lender except as set forth on Schedule 1(C) attached hereto and made a part hereof;

                           (c) place notations upon Borrower's  books of account
and any financial statement prepared by Borrower to disclose Lender's security interest in the Collateral;

                           (d)  defend  the  Collateral  against  the claims and
demands of all parties.

                           (e)  keep  and  maintain  the   Collateral   in  good
operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved. Borrower shall not permit any such items to become a fixture to real estate or accessions to other personal property;

                           (f) not extend the  payment  terms of any  Receivable
without prompt notice thereof to Lender;

                           (g) perform all other  steps  requested  by Lender to
create and maintain in Lender's favor a valid perfected first security interest in all Collateral; and

                           (h) promptly provide Lender with duplicate  originals
of all credits which Borrower issues to its Customers and immediately notify Lender of any merchandise returns or Disputes. Borrower shall settle all Disputes at no cost or expense to Lender. Should Lender so elect, upon the occurrence of any Event of Default, Lender may at any time in its discretion (i) withdraw Borrower's authority to issue credits to its Customers without Lender's prior written consent; (ii) litigate Disputes or settle them directly with Customers on terms acceptable to Lender; or (iii) direct Borrower to set aside and identify as Lender's property any returned or repossessed merchandise or other goods which by sale resulted in Receivables theretofore assigned to Lender ("Retained Goods"). All Retained Goods (and the proceeds thereof) shall be (A) held by Borrower in trust for Lender as Lender's property, (B) subject to Lender's security interest hereunder, and (C) disposed of only in accordance with Lender's express written instructions.

                           9.  Collection  and  Maintenance  of  Collateral  and
Records. Lender may at any time verify Borrower's Receivables utilizing an audit control company or any other agent of Lender. Lender or Lender's designee may notify Customers, at any time at Lender's sole discretion, of Lender's security interest in Receivables, collect them directly and charge the collection costs and expenses to Borrower's account, but, unless and until Lender does so or gives Borrower other instructions, Borrower shall instruct all of its Customers to make payments on account of Receivables to an account under Lender's dominion and control at such bank as Lender may designate, as provided by the terms of
Section  23.  To the  extent  Borrower  receives  any  payments  on  account  of
Receivables, it shall hold such payments for Lender's benefit in trust as Lender's trustee and immediately deliver them to Lender in their original form with all necessary endorsements or, as directed by Lender, deposit such payments as directed by Lender pursuant to Section 22 hereof. Lender will credit (conditional upon final collection) all such payments to Borrower's account on the Settlement Date. Promptly after the creation of any Receivables, Borrower shall provide Lender with schedules describing all Receivables created or acquired by Borrower and shall execute and deliver confirmatory written assignments of such Receivables to Lender, but Borrower's failure to execute and deliver such schedules or written confirmatory assignments of such Receivables shall not affect or limit Lender's security interest or other rights in and to the Receivables. Borrower shall furnish, at Lender's request, copies of contracts, invoices or the equivalent, and any original shipping and delivery receipts for all merchandise sold or services rendered and such other documents and information as Lender may require. All of Borrower's invoices shall bear the terms stated on the applicable customer order, and no change from the original terms of such customer order shall be made without the prior written consent of Lender. Borrower shall provide Lender on a monthly (within ten (10) days after the end of each month), or more frequent basis, as requested by Lender, a summary report of Borrower's current Inventory, certified as true and accurate by Borrower's President or Chief Financial Officer, as well as an aged trial balance of Borrower's existing accounts payable. Borrower shall provide Lender, as requested by Lender, such other schedules, documents and/or information regarding the Collateral as Lender may require. Without limiting the foregoing, Borrower shall provide to Lender a borrowing base certificate upon Santa Maria's invoicing of customers, but no less frequently than weekly ("Borrowing Base Certificate"), which must be in form and substance acceptable to Lender and which Borrowing Base Certificate shall certify to Lender, and shall contain sufficient information and calculations as Lender may deem necessary or desirable, in order to verify any Receivables Availability, Inventory Availability, the applicable Formula Amount and whether or not Receivables and/or Inventory included therein are Eligible Receivables and/or Eligible Inventory. Without limiting the foregoing, a Borrowing Base Certificate must be executed and delivered by Borrower to Lender at the time of or prior to each request for Revolving Credit Advances pursuant to Section 4. Each such Borrowing Base Certificate shall be delivered to Lender at its office described in Section 26 below, on each relevant Business Day.

                           10.  Inspections.  During normal business hours, and,
so long as no Event of Default or Incipient Event of Default shall have occurred hereunder, upon thirty-six (36) hours prior notice to Borrower, Lender shall have the right to (a) visit and inspect Borrower's properties and the Collateral, (b) inspect, audit and make extracts from Borrower's relevant books and records, including, but not limited to, management letters prepared by independent accountants, and (c) discuss with Borrower's principal officers, and independent accountants, Borrower's business, assets, liabilities, financial condition, results of operations and business prospects. Borrower will deliver to Lender any instrument necessary for Lender to obtain records from any service bureau maintaining records for Borrower.

                           11.  Financial  Information.  Borrower  shall provide
Lender (a) as soon as available, but in any event within ninety (90) days after the end of each of Borrower's fiscal years, Borrower's balance sheet as at the end of such fiscal year and the related statements of income, retained earnings and statement of cash flow for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, which shall have been reported on by independent certified public accountants who shall be satisfactory to Lender and shall be accompanied by an unqualified audit report issued by such independent certified public accountants; (b) as soon as available, drafts of Borrower's balance sheet as at the end of each of Borrower's fiscal years and the related statements of income, retained earnings and statement of cash flow for such fiscal year, which have been internally prepared by Borrower; (c) as soon as available, but in any event within thirty
(30) days after the close of each month and quarter, the balance sheet as at the end of such month and quarter and the related statements of income, retained earnings and changes in statement of cash flow for such month and quarter, which have been internally prepared by Borrower. All financial statements required under (a), (b) and (c) above shall be prepared in accordance with GAAP, subject to year end adjustments in the case of monthly and quarterly statements. Together with the financial statements furnished pursuant to (a) above, Borrower shall deliver a certificate of Borrower's certified public accountants addressed to Lender stating that (i) they have caused this Agreement and the Ancillary Agreements to be reviewed and (ii) in making the examination necessary for the issuance of such financial statements, nothing has come to their attention to lead them to believe that any Event of Default or Incipient Event of Default exists and, in particular, they have no knowledge of any Event of Default or Incipient Event of Default or, if such is not the case, specifying such Event of Default or Incipient Event of Default and its nature, when it occurred and whether it is continuing. At the times the financial statements are furnished pursuant to (a), (b) and (c) above, a certificate of Borrower's President or Chief Financial Officer shall be delivered to Lender stating that, based on an examination sufficient to enable him to make an informed statement, no Event of Default or Incipient Event of Default exists, or, if such is not the case, specifying such Event of Default or Incipient Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event. If any internally prepared financial information, including that required under this section, is unsatisfactory in any manner to Lender, Lender may request that Borrower's independent certified public accountants review same.

                           In addition to the  foregoing  financial  statements,
Borrower shall furnish Lender no less than thirty (30)

days prior to the beginning of each fiscal year commencing with fiscal year 2000, a month by month projected operating budget and cash flow for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by Borrower's President or Chief Financial Officer to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

                           12.   Additional   Representations,   Warranties  and
Covenants. Borrower represents and warrants (each of which such representations and warranties shall be deemed repeated upon the making of a request for a Revolving Credit Advance and made as of the time of each Revolving Credit Advance made hereunder), and covenants that:

                           (a) Saba and Santa Maria is each a  corporation  duly
organized and validly existing under the laws of the State of California and Greka is a corporation duly organized and validly existing under the laws of the State of Colorado and each Borrower is duly qualified and in good standing in every other state or jurisdiction in which the nature of Borrower's business requires such qualification except where the failure to qualify would not have a material adverse effect on the Borrower's business.;

                           (b) the execution,  delivery and  performance of this
Agreement and the Ancillary Agreements (i) have been duly authorized, (ii) are not in contravention of Borrower's certificate of incorporation, by-laws or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound and (iii) are within Borrower's corporate powers;

                           (c)  this  Agreement  and  the  Ancillary  Agreements
executed and delivered by Borrower are Borrower's legal, valid and binding obligations, enforceable in accordance with their terms;

                           (d) it  keeps  and will  continue  to keep all of its
books and records concerning the Collateral at Borrower's executive offices located at the address set forth in the introductory paragraph of this Agreement and will not move such books and records without giving Lender at least thirty
(30) days prior written notice;

                           (e) (1) the operation of Borrower's  business and the
Collateral is and will continue to be in compliance in all material respects with all applicable federal, state and local laws, including but not limited to all applicable environmental laws and regulations and Sanction/Embargo Programs.

                                  (2) Borrower has  established  and  maintained
and will continue to maintain a system to assure and monitor continued compliance with all applicable environmental laws, and Sanction/Embargo Programs, which system shall include periodic reviews of such compliance.

                                  (3) in the event the Borrower  obtains,  gives
or receives notice of any release or threat of release of a reportable quantity of any Hazardous Substances on its property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions on its property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of any environmental laws affecting its property or Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person or entity, including any state agency responsible in whole or in part for environmental matters in the state in which such property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then the Borrower shall, within five (5) Business Days, give written notice of same to the Lender detailing facts and circumstances of which the Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint and periodically inform Lender of the status of the matter. Such information is to be provided to allow the Lender to protect its security interest in the Collateral and is not intended to create nor shall it create any obligation upon the Lender with respect thereto.

                                  (4)  Borrower  shall  respond  promptly to any
Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral to any lien, charge, claim or encumbrance. If Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or Borrower shall fail to comply with any of the requirements of any environmental laws, the Lender may, but without the obligation to do so, for the sole purpose of protecting the Lender's interest in Collateral: (A) give such notices or (B) enter onto Borrower's property (or authorize third parties to enter onto such property) and take such actions as the Lender (or such third parties as directed by the Lender) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses directly incurred by the Lender (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Revolving Credit Advances shall be paid upon demand by the Borrower, and until paid shall be added to and become a part of the Obligations secured by the liens created by the terms of this Agreement or any other agreement between Lender and Borrower.

                                  (5) Borrower  shall defend and  indemnify  the
Lender and hold the Lender harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, directly suffered or incurred by the Lender under or on account of A. any environmental laws, including, without limitation, the assertion of any lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting Borrower's property, whether or not the same originates or emerges from Borrower's property or any contiguous real estate, including any loss of value of the Collateral as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of the Lender, and B. any Sanction/Embargo Program. The Borrower's obligations under Section 12(e)(v)
A. shall arise upon the discovery of the presence of any Hazardous Substances on the Borrower's property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances, and under Section 12(e)(v) B on failure to comply with any Sanction/Embargo Program. The Borrower's obligation and the indemnifications hereunder shall survive the termination of this Agreement.

                                  (6)  For   purposes   of  Section   12(e)  all
references to Borrower's property shall be deemed to include all of Borrower's right, title and interest in and to all owned and/or leased premises;

                           (f)  based  upon  the  Employee   Retirement   Income
Security Act of 1974 ("ERISA"), as amended, and the regulations and published interpretations thereunder: (i) Borrower has not engaged in any Prohibited Transactions as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder; (ii) Borrower has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans, if any; (iii) Borrower has no knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) Borrower has no fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than Borrower's employees; and (v) Borrower has not withdrawn, completely or partially, from any multiemployer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980;

                           (g) it is  solvent,  able  to pay its  debts  as they
mature, has capital sufficient to carry on its business and all businesses in which it is about to engage and the fair saleable value of its assets
(calculated on a going concern basis) is in excess of the amount of its liabilities;

                           (h) there is no  pending  or  threatened  litigation,
actions or proceedings which involve the possibility of materially and adversely affecting the Borrower's business, assets, operations, condition or prospects, financial or otherwise, or the Collateral or the ability of Borrower to perform this Agreement;

                           (i) all balance  sheets and income  statements  which
have been delivered to Lender fairly, accurately and properly state Borrower's financial condition on a basis consistent with that of previous financial statements, and there has been no material adverse change in Borrower's financial condition as reflected in such statements since the date thereof, and such statements do not fail to disclose any fact or facts which might materially and adversely affect Borrower's financial condition;

                           (j) (x) it possesses  all of the  licenses,  patents,
copyrights, trademarks, trade names and permits necessary to conduct its business, (y) there has been no assertion or claim of violation or infringement with respect thereof, and (z) all such licenses, patents, copyrights, trademarks, trade names and permits are listed on Schedule 12(j);

                           (k) it will  pay or  discharge  when  due all  taxes,
assessments and governmental charges or levies imposed upon it;

                           (l) it will promptly inform Lender in writing of: (i)
the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any of Borrower's properties, assets or business, involving a possible liability in excess of $50,000 which might singly or in the aggregate, have a materially adverse effect on Borrower; (ii) any amendment of Borrower's certificate of incorporation or by-laws; (iii) any change in Borrower's business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects which has had or might have a materially adverse effect on Borrower; (iv) any Event of Default or Incipient Event of Default; (v) any default or any event which with the passage of time or giving of notice or both would constitute a default under any agreement for the payment of money to which Borrower is a party or by which Borrower or any of Borrower's properties may be bound which would have a material adverse effect on Borrower's business, operations, property or condition (financial or otherwise) or the Collateral; (vi) any change in the location of Borrower's executive offices;
(vii) any change in the location of Borrower's Inventory or Equipment from the locations listed on Schedule 12(l) attached hereto, (viii) any change in Borrower's corporate name; (ix) any material delay in Borrower's performance of any of its obligations to any Customer and of any assertion of any material claims, offsets, counterclaims or Disputes by any Customer and of any allowances, credits and/or other monies granted by it to any Customer; (x) furnish to and inform Lender of all material adverse information relating to the financial condition of any account debtor; and (xi) any material return of goods;

                           (m) it will not (i) create,  incur,  assume or suffer
to exist any secured indebtedness (exclusive of trade debt) or unsecured indebtedness in excess of $250,000, other than Borrower's indebtedness to Lender and as set forth on Schedule 12(m) attached hereto and made a part hereof; (ii) declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Borrower or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock of Borrower; (iii) directly or indirectly, prepay any indebtedness (other than to Lender), or repurchase, redeem, retire or otherwise acquire any indebtedness of Borrower in excess of $250,000 in the aggregate during any fiscal year of Borrower; (iv) make advances, loans or extensions of credit to any Person in excess of $250,000 in the aggregate during any fiscal year of Borrower; (v) become either directly or contingently liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise in excess of $250,000; (vi) enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a portion of the assets or stock of any Person or permit any other Person to consolidate with or merge with it; (vii) form any Subsidiary or enter into any partnership, joint venture or similar arrangement; (viii) materially change the nature of the business in which it is presently engaged; (ix) change its fiscal year or make any changes in accounting treatment and reporting practices without prior written notice to Lender except as required by GAAP or in the tax reporting treatment or except as required by law; (x) enter into any transaction with any Affiliate, except in the ordinary course of its business on arms' length terms; or (xi) bill Receivables under any name except the present name of the Borrower;
(xii) sell, transfer or lease or otherwise dispose of any of its properties or assets in excess of $250,000 in the aggregate during any fiscal year of Borrower, except in the ordinary course of its business;

                           (n)   all   financial   projections   of   Borrower's
performance prepared by Borrower or at Borrower's direction and delivered to Lender will represent, at the time of delivery to Lender, Borrower's best estimate of Borrower's future financial performance and will be based upon assumptions which are reasonable in light of Borrower's past performance and then current business conditions;

                           (o) Borrower will not make capital expenditures in an
amount in excess of $3,000,000 in the aggregate during Borrower's 2000 fiscal year. On or before the end of each fiscal year of Borrower, this covenant will be reset for the immediately succeeding fiscal year at a level mutually acceptable to Lender and Borrower;

                           (p) Borrower shall  maintain a fixed charge  coverage
ratio (calculated by dividing the sum of dividends, scheduled debt repayment, interest payments (including cash interest payments to Greka Energy Corporation and/or Saba Petroleum Company and excluding accrued interest payable to Greka Energy Corporation and/or Saba Petroleum Company), cash portion of taxes paid, and cash capital expenditures into EBITDA, all as calculated in accordance with
GAAP) of no less than 1.3:1. For purposes of this Section 12(p), the fixed charge coverage ratio shall be measured at December 31, 1999 for the immediately preceding nine (9) months and at March 31, 2000 and for each June 30, September 30, December 31 and March 31 thereafter for the immediately preceding twelve
(12) month period;

                           (q) it shall  cause to be  maintained  at all times a
ratio of Total Liabilities to Tangible Net Worth plus Subordinated Debt of not greater than the ratio of: 1.5 to 1 as of Borrower's fiscal quarter ending December 31, 1999 and continuously thereafter;

                           (r) the  outstanding  balance  of the Term Loan shall
not at any time exceed 75% of the then current PV 10 value of the Oil and Gas Properties owned by Borrower. Provided no other Event of Default or Incipient Event of Default shall have occurred hereunder and Borrower remains in compliance with all other financial covenants set forth herein, upon the occurrence of a violation of this covenant, Borrower shall be permitted an opportunity to cure such violation within 60 days following the occurrence of any such violation, provided, however, that such cure will not be permitted more than two (2) times during the Term and not more than once during any consecutive 12 month period.

                           (s) none of the proceeds of the Loans  hereunder will
be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect;

                           (t) it will  bear the full risk of loss from any loss
of any nature whatsoever with respect to the Collateral. At its own cost and expense in amounts and with carriers acceptable to Lender, it shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower's including, without limitation, business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Borrower's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such workers' compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; (v) furnish Lender with
(x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, and (y) appropriate loss payable endorsements in form and substance satisfactory to Lender, naming Lender as loss payee and providing that as to Lender the insurance coverage shall not be impaired or invalidated by any act or neglect of Borrower and the insurer will provide Lender with at least thirty (30) days notice prior to cancellation. Borrower shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to Lender and not to Borrower and Lender jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrower and Lender jointly, Lender may endorse Borrower's name thereon and do such other things as Lender may deem advisable to reduce the same to cash. Lender is hereby authorized to adjust and compromise claims. All loss recoveries received by Lender upon any such insurance may be applied to the Obligations, in such order as Lender in its sole discretion shall determine. Notwithstanding the foregoing, to the extent that any insurance proceeds received by Lender do not belong to Borrower or result from the loss of property of Borrower which is not Collateral, Lender will return such proceeds to Borrower. Any surplus shall be paid by Lender to Borrower or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Borrower to Lender, on demand; and

                           (u) it shall not purchase or acquire  obligations  or
stock of, or any other interest in, or make any investment in any entity, except
(A) obligations issued or guaranteed by the United States of America or any agency thereof, (B) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating),
(C) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (x) such bank has a combined capital and surplus of at least $500,000,000, or (y) its debt obligations, or those of a holding company of which it is a subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (D) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an Agency thereof, and (E) Eurodollar time deposits with financial institutions with a published rating of not less than A-1 or P-1 (or the equivalent rating).

                           (v) (1) Borrower and its  Subsidiaries  have reviewed
the effect that the Year 2000 Issue would have on their respective businesses. The costs to Borrower and its Subsidiaries of any reprogramming required to avoid the Year 2000 Issue to permit the proper functioning of Borrower's and its Subsidiaries' computer software, hardware and firmware systems and equipment containing embedded microchips and the proper processing of data, and the testing of such reprogramming, and of the reasonably foreseeable consequences of the Year 2000 Issue to Borrower and its Subsidiaries (including reprogramming errors and the failure of systems or equipment supplied by others or with which Borrower's and its Subsidiaries' computer systems interface) are not reasonably expected to result in an Event of Default or to have a material adverse effect on Borrower's or its Subsidiaries' businesses, assets, operations, prospects or condition (financial or otherwise).

                                  (2)  Borrower has  evaluated  and assessed the
potential impact of the Year 2000 Issue upon Borrower's and its Subsidiaries' customers, key suppliers and vendors and their efforts to manage the risks arising out of the Year 2000 Issue, and Borrower has determined that Borrower's and its Subsidiaries' businesses, assets, operations, prospects and condition (financial and otherwise) shall not be materially adversely affected by any such impact or risks.

                                  (3) Borrower  shall take, and shall cause each
of its Subsidiaries to take, all necessary action to complete in all material respects, the reprogramming of computer software, hardware and firmware systems and equipment containing embedded microchips owned or operated by or for Borrower and its Subsidiaries or used or relied upon in the conduct of their businesses (including systems and equipment supplied by others or with which such systems of Borrower or any of its Subsidiaries interface) reasonably necessary to avoid the Year 2000 Issue to permit the proper functioning of such computer systems and other equipment and the proper processing of data, and the testing of such systems and equipment, as so reprogrammed. At the request of Lender, Borrower shall provide, and shall cause each of its Subsidiaries to provide, to Lender reasonable assurance of its compliance with the preceding sentence.

                           (w) Borrower  will cause  Randeep S. Grewal to remain
active in the management of Borrower as the Chairman, Chief Executive Officer, President and director of Borrower for a period of at least two (2) years following the Closing Date.

                           (x) In the  event  that any  Borrower  shall  sell or
dispose of any real property or in the event Borrower shall sell any subsidiary, all proceeds of such sale shall first be applied to repay amounts outstanding under the Term Loan. Such payments will be applied by Lender in the inverse order of maturity.

                           (y)  Borrower  will  use the  proceeds  of  Revolving
Credit Advances only for its proper working capital purposes. Borrower will use the proceeds of the Term Loan only for the purchase of the Santa Maria Oil and Gas Properties, the Vintage Oil and Gas Properties and the refinancing of Borrower's existing indebtedness to Lender.

                           (z) Santa Maria shall not  transfer any of its assets
to any other Borrower.

                           (aa)  Upon the  occurrence  of any  Event of  Default
hereunder, Borrower shall immediately cease any and all payments to Greka Energy Corporation. Until the occurrence of any Event of Default Borrower may make distributions of funds to Greka Energy Corporation in the ordinary course of its business.

                           (bb) Borrower  shall at all times  maintain a minimum
Tangible Net Worth of at least $26,000,000.

                           (cc) Additional  Warranties.  Santa Maria  covenants,
represents and warrants that:

                                  (1) Interests in Property.  Santa Maria is and
will continue to be the lawful owner of the property more particularly described on Schedule 12(cc) annexed hereto ( the Property") and the interests of Santa Maria in the Property, as set forth in Schedule12(cc) hereto, are true and correct as of the date hereof and shall not change so long as any of the Obligations remain outstanding.

                                  (2)  Leases  in  Effect.  All  of  the  Leases
specifically described in Schedule 12(cc) hereof (the "Leases") are in full force and effect, and all covenants, express or implied, in respect thereof, or of any assignment thereof which may affect the validity of any of the Leases, have been performed.

                                  (3)  Gas  Contracts.  Santa  Maria  (i) is not
obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Property at some future date without receiving full payment therefor at the time of delivery, and (ii) has not produced gas, in any material amount, subject to, and neither Santa Maria nor any of the Property is subject to, balancing rights of third parties or balancing duties under governmental requirements, except as to such matters for which Santa Maria has established monetary reserves adequate in amount to satisfy such obligations and has segregated such reserves from other accounts.

                                  (4) Refunds. No orders of, proceedings pending
before, or other governmental requirements of, the Federal Energy Regulatory Commission, or any other similar state or federal regulatory body or governmental authority exist which could result in Santa Maria being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Property.

                                  (5)  Maintenance  of Leases.  Santa Maria will
keep and continue all Leases, estates and interests herein described and all contracts and agreements relating thereto in full force and effect in accordance with the terms thereof and will not permit the same to lapse or otherwise become impaired for failure to comply with the obligations thereof, whether express or implied. In this connection, Santa Maria shall not release any of the Leases without the prior written consent of Lender.

                                  (6)  Operation of Property.  Santa Maria shall
operate or, to the extent that the right of operation is vested in others, will exercise its best efforts to require the operator to operate the Property and all wells drilled thereon and that may hereafter be drilled thereon, continuously and in good workmanlike manner in accordance with the best usage of the field and in accordance with all laws of the United States of America and the state in which the Property is situated, as well as all rules, regulations and laws of any governmental agency having jurisdiction to regulate the manner in which the operation of the Property shall be carried on, and will comply with all terms and conditions of the Leases it now holds and each assignment or contract obligating Santa Maria in any way with respect to the Property; but nothing herein shall be construed to empower Santa Maria to bind the Lender to any contract or obligation or render the Lender in any way responsible or liable for bills or obligations incurred by Santa Maria.

                                  (7) Transfer or Division Orders.  Upon request
of Lender, Santa Maria will execute and deliver written notices of assignments to any persons, corporations or other entities owing or which may in the future owe to Santa Maria monies or accounts arising in connection with (a) any oil, gas or mineral production from all or any portion of the Property; (b) any gas contracts, processing contracts or other contracts relating to all or any portion of the Property; or (c) the operation of or production from all or any portion of the Property. The notices of assignments shall advise the third parties that all of the monies or accounts described above have been assigned to Lender, and if required by Lender, shall also require and direct that future payments thereof, including amounts then owing and unpaid, be paid directly to Lender.

                                  (8) Uneconomic Wells. Should proceeds from the
sale of production from any oil and/or gas well constituting part of the Property (net of production, severance and windfall profit taxes and royalties, overriding royalties and other payments out of or measured by production) not exceed the expense of operation of such well (including, but not limited to, operator's overhead, payments to contractors and suppliers and annual taxes assessed on the basis of the value of the property prorated on a monthly basis, but expressly excluding any portion of the cost of drilling or completing the relevant well or the cost of non-routine workover or remedial operators) for a period in excess of three consecutive calendar months, then, upon receipt by Santa Maria of written notification from Lender, Santa Maria will (a) take all necessary steps to abandon the relevant well, or (b) provide from sources other than proceeds from the sale of production attributable to the Property (i.e., through borrowings or contractual commitments obtained from third parties not in violation of any provision of this Deed of Trust) the funds required to pay the share of Santa Maria of the expenses associated with the continuing operation of such well.

                                  13.   Power  of  Attorney.   Borrower   hereby
appoints Lender or any other Person whom Lender may designate as Borrower's attorney, with power to: (i) endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender's possession; (ii) sign Borrower's name on any invoice or bill of lading relating to any Receivables, drafts against Customers, schedules and assignments of Receivables, notices of assignment, financing statements and other public records, verifications of account and notices to or from Customers;
(iii) verify the validity, amount or any other matter relating to any Receivable by mail, telephone, telegraph or otherwise with Customers; (iv) execute customs declarations and such other documents as may be required to clear Inventory through Customs; (v) do all things necessary to carry out this Agreement, any Ancillary Agreement and all related documents; and (vi) on or after the occurrence and continuation of an Event of Default, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, and to receive, open and dispose of all mail addressed to Borrower. Borrower hereby ratifies and approves all acts of the attorney. Neither Lender nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any Receivable which is assigned to Lender or in which Lender has a security interest remains unpaid and until the Obligations have been fully satisfied.

                                  14.  Expenses.   Borrower  shall  pay  all  of
Lender's out-of-pocket costs and expenses, including without limitation reasonable fees and disbursements of counsel retained or employed by Lender and appraisers, in connection with the preparation, execution and delivery of this Agreement and the Ancillary Agreements, and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement or any Ancillary Agreement. Borrower shall also pay all of Lender's out-of-pocket costs and expenses, including without limitation reasonable fees and disbursements of counsel retained or employed by Lender, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, (b) Lender's obtaining performance of the Obligations under this Agreement and any Ancillary Agreements, including, but not limited to, the enforcement or defense of Lender's security interests, assignments of rights and liens hereunder as valid perfected security interests,
(c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, and (d) any consultations in connection with any of the foregoing. Borrower shall also pay Lender's then standard price for furnishing Borrower or its designees copies of any statements, records, files or other data (collectively, "Reports") requested by Borrower or its designees, other than reports of the kind furnished to Borrower and Lender's other borrowers on a regular, periodic basis in the ordinary course of Lender's business. Borrower shall also pay Lender's customary bank charges, including, without limitation, all wire transfer fees incurred by Lender, for all bank services performed or caused to be performed by Lender for Borrower at Borrower's request. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by Borrower to Lender shall be payable on demand and shall be secured by the Collateral. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between Borrower and Lender which Lender is or may be required to withhold or pay, Borrower agrees to indemnify and hold Lender harmless in respect of such taxes, and Borrower will repay to Lender the amount of any such taxes which shall be charged to Borrower's account; and until Borrower shall furnish Lender with indemnity therefor (or supply Lender with evidence satisfactory to it that due provision for the payment thereof has been made), Lender may hold without interest any balance standing to Borrower's credit and Lender shall retain its security interests in any and all Collateral. Borrower hereby acknowledges that Lender shall not be liable in any manner whatsoever for any selling expenses, orders, purchases or contracts of any kind resulting from any transaction between Borrower and any other Person, and Borrower hereby indemnifies and holds Lender harmless with respect thereto, which indemnity shall survive termination of this Agreement.

                                  15.  Assignment.  Lender may assign any or all
of the Obligations together with any or all of the security therefor and any transferee shall succeed to all of Lender's rights with respect thereto. Borrower shall be promptly notified of any such assignment. Notwithstanding the foregoing, Lender shall not knowingly Transfer the Obligations (or any substantial portion thereof) to any person or entity (i) whose primary source of revenue is from gas or oil production and (ii) with whom Borrower's business materially competes in conflict of Borrower's interest. As used in this Section 15, "Transfer" shall mean a voluntary sale, assignment or conveyance to a separate legal entity from the Lender and no Transfer shall occur as a result of merger, acquisition, consolidation or by operation of law. Upon such transfer, Lender shall be released from all responsibility for the Collateral to the extent same is assigned to any transferee. Lender may from time to time sell or otherwise grant participations in any of the Obligations and the holder of any such participation shall, subject to the terms of any agreement between Lender and such holder, be entitled to the same benefits as Lender with respect to any security for the Obligations in which such holder is a participant. Borrower agrees that each such holder may exercise any and all rights of banker's lien, set-off and counterclaim with respect to its participation in the Obligations as fully as though Borrower were directly indebted to such holder in the amount of such participation. Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender, and no such assignment or transfer of any such obligation shall relieve Borrower thereof unless Lender shall have consented to such release in a writing specifically referring to the obligation from which Borrower is to be released.

                                  16. Waivers.  Borrower waives  presentment and
protest of any instrument and notice thereof, notice of default and all other notices to which Borrower might otherwise be entitled.

                                  17. Term of  Agreement.  Lender may  terminate
this Agreement at any time upon one hundred and twenty (120) days' prior written notice to Borrower. If not so terminated, this Agreement shall continue in full force and effect until the expiration of the Term. The Term shall be automatically extended for successive periods of one (1) year each unless either party shall have provided the other with a written notice of termination, at least ninety (90) days prior to the expiration of the initial Term or any renewal Term. The Borrower may terminate this Agreement at any time upon sixty
(60) days' prior written notice ("Termination Date") upon payment in full of the Obligations; provided, that Borrower pays an early termination fee in an amount equal to the Required Percentage of the Reducing Facility Amount. Reducing Facility Amount shall mean $10,000,000, plus the outstanding balance of the Term Loan as of the date of termination (without giving effect to any prepayments made on the Term Loan). For the purposes hereof, Required Percentage shall mean
(a) 3% from the Closing Date through November 29, 2001, (b) 2% from November 30, 2001 through November 29, 2002 and (c) 1% from November 30, 2002 through November 29, 2003 and during any year of any renewal Term.

                                  18. Events of Default.  The  occurrence of any
of the following shall constitute an Event of Default:

                                  (a)  failure  to  make  payment  of any of the
Obligations when required hereunder;

                                  (b)  failure  to pay any taxes when due unless
such taxes are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided on Borrower's books;

                                  (c) failure to perform under and/or committing
any breach of this Agreement or any Ancillary Agreement or any other agreement between Borrower and Lender or failure to perform any non-monetary obligation with respect to which a cure is expressly permitted hereunder within thirty (30) days following the occurrence of such failure;

                                  (d)   occurrence   of  a  default   under  any
agreement to which Borrower is a party with third parties which has a material adverse affect upon Borrower's business, operations, property or condition (financial or otherwise) including all leases for any premises where Inventory or Equipment is located;

                                  (e) any representation,  warranty or statement
made by Borrower hereunder, in any Ancillary Agreement, any certificate, statement or document delivered pursuant to the terms hereof, or in connection with the transactions contemplated by this Agreement should at any time be false or misleading in any material respect;

                                  (f) an  attachment or levy is made upon any of
Borrower's assets having an aggregate value in excess of $250,000,or a judgment is rendered against Borrower or any of Borrower's property involving a liability of more than $250,000, which shall not have been vacated, discharged, stayed or bonded pending appeal or reconsideration within sixty (60) days from the entry thereof;

                                  (g) any  change  in  Borrower's  condition  or
affairs (financial or otherwise) which in Lender's reasonable belief materially impairs the Collateral or the ability of Borrower to perform its Obligations;

                                  (h) any lien  created  hereunder  or under any
Ancillary Agreement for any reason ceases to be or is not a valid and perfected lien having a first priority interest other than as to assets which are subject to Permitted Liens which are purchase money security interests, but only to the extent Lender's lien is not a first priority security interest in such assets;

                                  (i) Borrower shall (i) apply for or consent to
the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property,
(ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or
(vii) take any action for the purpose of effecting any of the foregoing;

                                  (j)  Borrower   shall  admit  in  writing  its
inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

                                  (k) Greka Energy  Corporation  shall (i) apply
for or consent to the appointment of, or the taking possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business,
(iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or(viii) take any action for the purpose of effecting any of the foregoing;

                                  (l)  Borrower  directly or  indirectly  sells,
assigns, transfers, conveys, or suffers or permits to occur any sale, assignment, transfer or conveyance of any assets of Borrower or any interest therein, except as permitted herein;

                                  (m) Borrower  fails to operate in the ordinary
course of business;

                                  (n) Lender  shall in good  faith  deem  itself
insecure or unsafe or shall have a reasonable belief that there is or will be a material diminution in value, removal or material waste of the Collateral;

                                  (o) a default by Borrower in the payment, when
due, of any principal of or interest on any indebtedness for money borrowed in excess of $250,000;

                                  (p) any Change of Ownership; or

                                  (q) The  occurrence  of any default  under the
Conoco Indemnification Agreement which would have the effect of impairing the enforceability or financial benefits to Borrower of such Agreement;

                                  19.  Remedies.  (a) Upon the  occurrence of an
Event of Default pursuant to Section 18 (i) herein, all Obligations shall be immediately due and payable and this Agreement shall be deemed terminated; upon the occurrence and continuation of any other of the Events of Default, Lender shall have the right to demand repayment in full of all Obligations, whether or not otherwise due and/or to terminate this Agreement without advance notice. Until all Obligations have been fully satisfied, Lender shall retain its security interest in all Collateral. Lender shall have, in addition to all other rights and remedies provided herein, the rights and remedies of a secured party under the Uniform Commercial Code, and under other applicable law, all other legal and equitable rights to which Lender may be entitled, including without limitation, the right to take immediate possession of the Collateral, to require Borrower to assemble the Collateral, at Borrower's expense, and to make it available to Lender at a place designated by Lender which is reasonably convenient to both parties and to enter any of the premises of Borrower or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same on said premises until sold (and if said premises shall be the property of Borrower, Borrower agrees not to charge Lender for storage thereof for a period up to at least sixty (60) days after sale or disposition of said Collateral). Further, Lender may, at any time or times after default by Borrower, sell and deliver all Collateral held by or for Lender at public or private sale for cash, upon credit or otherwise, at such prices and upon such terms as Lender, in Lender's sole discretion, deems advisable, or Lender may otherwise recover upon the Collateral in any commercially reasonable manner as Lender, in its sole discretion, deems advisable. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at Borrower's address as shown in Lender's records, at least ten (10) days before the time of the event of which notice is being given. Lender may be the purchaser at any sale, if it is public. In connection with the exercise of the foregoing remedies, Lender is granted permission to use all of Borrower's trademarks, trade names, trade styles, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds of sale shall be applied first to all costs and expenses of sale, including but not limited to attorneys' fees, and second to the payment (in whatever order Lender elects) of all Obligations. Lender will return any excess to Borrower and Borrower shall remain liable to Lender for any deficiency.

                                  20. Waiver;  Cumulative  Remedies.  Failure by
Lender to exercise any right, remedy or option under this Agreement or any supplement hereto or any other agreement between Borrower and Lender or delay by Lender in exercising the same, will not operate as a waiver; no waiver by Lender will be effective unless it is in writing and then only to the extent specifically stated. Lender's rights and remedies under this Agreement will be cumulative and not exclusive of any other right or remedy which Lender may have.

                                  21.   Application   of   Payments.    Borrower
irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Lender from or on Borrower's behalf, and Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter against Borrower's Obligations hereunder in such manner as Lender may deem advisable notwithstanding any entry by Lender upon any of Lender's books and records. In the event that Lender shall elect to reapply any payments hereunder, Lender will not perform such reapplication in a manner which would result in a payment default under the Term Loan.

                                  22. Depository Accounts.  Any payment received
by Borrower on account of any Collateral shall be held by Borrower in trust for Lender, and Borrower shall promptly deliver same in kind to Lender or deposit all such payments into a cash collateral account at such bank as Lender may designate for application to payment of the Obligations. Borrower shall also execute such further documents as Lender may deem necessary to establish such an account and all funds deposited in such account shall immediately be deemed Lender's property.

                                  23.  Lock Box  Accounts.  Borrower  shall,  at
Lender's request, instruct all of its Customers to make such payments on account of Receivables to an account under Lender's dominion and control at such bank as Lender may designate. Borrower shall also execute such further documents as Lender may deem necessary to establish such an account, and all funds deposited in such account shall immediately be deemed Lender's property.

                                  24. Revival.  Borrower  further agrees that to
the extent Borrower makes a payment or payments to Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

                                  25.  Syndication.  Borrower  acknowledges that
after the date hereof, Lender may at any time and from time to time select additional Co-Lenders to make Loans to Borrower under this Agreement, so that this Agreement shall then constitute a syndicated credit facility. In such event, the term "Lender" for all purposes of this Agreement, as well as each of the other Ancillary Agreements, shall instead refer to GMAC as agent, for the benefit of itself and each and all of the other Co-Lenders ("Agent"). In any such case, the Agent shall exclusively make all determinations as to the management, handling and enforcement of this Agreement in all respects, on behalf of itself and each of the other Co-Lenders, subject to no limitations whatsoever. Without limiting the foregoing: (a) the term "Lender" shall mean each and all of the Co-Lenders in the syndicated facility, including, without limitation, GMAC or any successor in interest to GMAC, the Agent itself and each of the other Co-Lenders; (b) each and all of the representations, warranties, covenants, Collateral and agreements, protections, guarantees, rights and remedies referred to or otherwise set forth in this Agreement and the Ancillary Agreements are to run for the benefit of the Agent, on behalf of itself and each other Co-Lender; and (c) each Co-Lender is accordingly also to have all of the rights, security interests, remedies and other benefits and protections provided to the Lender in this Agreement and the Ancillary Agreements, except as otherwise set forth in this Agreement. Each Co-Lender is also to acknowledge in writing, to the Agent, the Borrower and each of the other Co-Lenders (if any) and in a manner satisfactory to the Agent and the Borrower (in the case of the Borrower on the condition that the Borrower shall not unreasonably withhold its approval thereto), that it shall be a party to this Agreement as a Co-Lender and that it shall have all of the responsibilities of the Lender under this Agreement and the Ancillary Agreements of the Lender and of a Co-Lender in accordance with the pertinent provisions thereof, including, without limitation, the manner of the handling of the Loans and the maximum principal dollar amount of Loans which each such Co-Lender shall be obligated to extend as Loans to the Borrower as their respective Commitment. Moreover, in any case where an Agent is acting for itself and other Co-Lenders hereunder, the Borrower agrees to cause any guarantors to execute and deliver such additional documentation as GMAC, as Agent (or any successor Agent) may request at any time and from time to time in order to reflect or evidence that each and all of their respective guarantees, whether now existing or hereafter arising, run for the benefit and protection of the Agent, on behalf of itself and the other Co-Lenders and include, without limitation, all Loans due or to become due to each and all of the Co-Lenders; provided, however, that such documentation shall permit the payment to Agent on behalf of Co-Lenders and shall not increase the aggregate liability thereunder. In the event that such a syndicated facility may exist by reason of the addition of any Co-Lender(s), GMAC (or any successor Agent as provided for below) is to act in the capacity of Agent under such syndicated Agreement, for itself as a Co-Lender entitled to all of the rights and benefits of a Co-Lender and for each and all of the other Co-Lenders under this Agreement and the Ancillary Agreements. Without limiting the generality of the foregoing, in the event that a syndicated facility may exist hereunder by reason of the existence of Co-Lenders, no Co-Lender other than Agent shall have the right to conduct audits, declare an Incipient Event of Default or an Event of Default or conduct due diligence in accordance with this Agreement, establish, set, maintain and adjust reserves or reserve requirements to the same extent that the Lender is permitted when a syndicated facility does not exist. As of the Closing Date and in relation to any such Agent/Co-Lender arrangements, the following additional provisions are to supplement this Agreement:

                                  (a) Agent and Co-Lender  Provisions.  Borrower
recognizes that after the Closing Date, the Lender may, in Lender's sole discretion: (i) select additional Co-Lenders at any time and from time to time; and (ii) resign at any time as Agent, provided that such resignation complies with the terms of this Section 25 (a).

                                  Should   the  Agent,   whether   GMAC  or  any
successor Agent, serve under this Agreement and act for itself and other Co-Lenders as to the Loans, the following supplemental provisions shall be applicable and shall survive the termination of any such Co-Lender or agency relationships:

                                         (1) Authorization  and Action.  Each of
the Co-Lenders hereby irrevocably appoints and authorizes the Agent to exclusively take all actions as Agent on its behalf and to exercise all rights, powers and remedies under this Agreement as are delegated to the Lender or the Agent by the terms thereof as modified herein, together with such rights, powers and remedies as are reasonably incidental thereto. The duties of the Agent to each Co-Lender shall be mechanical and administrative in nature and the Agent shall not by reason of this Agreement or otherwise be a trustee or a fiduciary for any of the Co-Lenders. The Agent shall have no duties or responsibilities except those expressly set forth herein. The Agent shall be fully authorized to act or to refrain from acting at any time and from time to time in accordance with its sole discretion under the terms and provisions of this Agreement, the Ancillary Agreements and each of them. The Agent may at all times act or refrain from acting without any requirement of seeking the approval or the consent of any of the Co-Lenders. As to all matters set forth in this Agreement, the Agent shall not be required to exercise any discretion or take any action, but as noted herein shall be authorized to act or to refrain from acting (and shall be fully protected in so acting or so refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Co-Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. It is agreed that the Agent may perform any of its duties hereunder by or through its officers, directors, agents or employees.

                                         (2) Liability of Agent. The Agent shall
have no duties or responsibilities except those expressly set forth in this Agreement. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement as Agent in the absence of its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Agent: (A) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (B) makes no warranty or representation to any Co-Lender and shall not be responsible to any Co-Lender for any statements, warranties or representations made in or in connection with this Agreement; (C) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of this Agreement on the apart of the Borrower, or to inspect the property (including the books and records) of the Borrower; (D) shall not be responsible to any Co-Lender for the due execution, legality, validity, enforceability, genuineness, perfection, sufficiency, or value of this Agreement or any other instrument or document furnished pursuant thereto; and (E) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telex, or facsimile transmission) believed by it to be genuine and signed or sent by the proper party or parties. Without limiting the foregoing, the Agent shall have no obligation whatsoever to any of the other Co-Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or that the Liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Agreement, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Co-Lenders.

                                         (3)  Rights of Agent as a Lender.  With
respect to its making of Loans under this Agreement, the Agent shall have the same rights and powers under this Agreement as if and to the same extent as if the same ran directly to itself or any other Co-Lender and may exercise the same in the place and stead of each such Co-Lender as though it were not the Agent; and the term "Lender", "Co-Lender" or "Co-Lenders" shall therefore, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with the Borrower, its Subsidiaries or Affiliates, and any Person who may do business with or own securities of the Borrower or any Subsidiary or Affiliate of the Borrower, all as if the Agent were not the Agent and without any duty to account therefor to the Co-Lenders.

                                         (4) Independent Credit Decisions.  Each
of the Co-Lenders shall acknowledge that it has, independently and without reliance upon the Agent or any of the other Co-Lenders and based upon such documents and information as it has deemed appropriate, shall make its own credit analysis and decision to enter into this Agreement as a Co-Lender and to be bound by all of the terms and provision hereof, each of the Co-Lenders shall also acknowledge that it will, independently and without reliance upon the Agent or any of the other Co-Lenders and based on such documents and information as it shall deem appropriate, at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Except for notices, reports and other documents and information expressly required to be furnished to the Co-Lenders by the Agent hereunder, the Agent shall have no duty or responsibility to provide any of the Co-Lenders with any credit or other information concerning the affairs, financial condition, or business of the Borrower, or any Subsidiary or any Affiliate of the Borrower which may come into the possession of the Agent or any of its Affiliates.

                                         (5)      General      Immunity      and
Indemnification. Neither the Agent nor any of its directors, officers, agents, attorneys or employees shall be liable to any Co-lender for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own willful misconduct or gross negligence. The Co-Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower) ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, or any action taken or omitted by the Agent under this Agreement, provided that none of the Co-Lenders shall be liable for any portion of any of the foregoing resulting from the Agent's gross negligence of willful misconduct. Without limitation of any of the foregoing, each of the Co-Lenders agrees to reimburse the Agent (to the extent not reimbursed by the Borrower) promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, administration, or enforcement of, or legal advice in respect of, rights or responsibilities under or in relation to this Agreement. The Borrower unconditionally and without limitation agrees to indemnify, defend and hold harmless the Agent, on its own behalf and on behalf of each of the other Co-Lenders, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, arising out of any litigations, investigations, claims or proceedings, pending or threatened, which may be imposed on, incurred by, or asserted against any of such Co-Lenders or the Agent in any way relating to or arising out of the Borrower and this Agreement and the Ancillary Agreements but not arising out of a dispute among any of the Co-Lenders, Lender or the Agent, provided that the Borrower shall not be liable for any portion of any of the foregoing resulting from the gross negligence or willful misconduct of the Agent or the Co-Lender, as the case may be; this indemnity shall survive any termination of this Agreement and payment in full of the Obligations. Without limitation of any of the foregoing, Borrower unconditionally agrees to reimburse the Agent and the Co-Lenders, promptly upon demand in full, for any and all out-of-pocket expenses (including counsel fees of the Agent) incurred by the Agent in connection with the enforcement of this Agreement as to the Borrower. In determining whether to become a Co-Lender hereunder it is recognized that certain out-of-pocket expenses may be incurred by prospective Co-Lenders (other than the Agent); the Borrower unconditionally agrees to reimburse the Agent and each such prospective Co-Lender promptly upon demand in full for any and all out-of-pocket expenses (including counsel fees of each such prospective Co-Lender) incurred in connection with such review.

                                         (6)  Successor  Agent.   GMAC  and  any
successor Agent(s) (each, the "Agent") may resign at any time by giving at least 30 days' prior written notice thereof to the Co-Lenders and the Borrower. Any successor Agent shall be a member of the New York Clearing House, or any other bank or other financial institution with assets of at least $1 Billion. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under or in relation to this Agreement. After retiring, or the Agent's resignation or removal hereunder as Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. In the case of any such removal or resignation, however, nothing contained in this paragraph, is or shall be deemed to limit or change any duties or responsibilities that the Agent may otherwise have to Borrower as a Co-Lender under this Agreement, which limitations or changes may only occur in accordance with other pertinent terms and provisions hereof.

                                         (7)  Revolving  Credit.   Each  of  the
Co-Lenders  severally  agree,  on the  terms  and  conditions  set forth in this
Agreement, to make Loans to the Borrower from time to time during the period from the date of their respective Commitment as a Co-Lender hereunder up to and including the last day of the Term in an aggregate principal amount not to exceed at any time outstanding the amount set opposite such Co-Lender's name in a written acknowledgment satisfactory to Agent and to Borrower, provided that the Borrower shall not unreasonably withhold approval thereof, confirming their respective undertaking to become a Co-Lender hereunder and to be bound by all of the terms and provisions hereof, as such amount may be reduced pursuant to the provisions hereof dealing with "reduction of Commitment". The Agent may, but shall not be obligated to, advance Loans on behalf of each and all of the Co-Lenders to the Borrower. It is understood that the obligation of Co-Lenders to fund Loans hereunder shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including without limitation any lack of validity or enforceability of this Agreement or any of the Ancillary Agreements, the existence of any claim, setoff, defense or other right which the Borrower or any third party may have at any time, any statement of the Borrower or any third party being untrue or inaccurate in any respect, the surrender or impairment of any Collateral for the performance or observance of this Agreement or any of the Ancillary Agreements or the occurrence of any Incipient Event of Default or Event of Default. Each of the Loans as to which a Co-Lender has so acknowledged its willingness to co-lend hereunder shall be made available to the Agent by each of the Co-Lenders in accordance with the terms of this Agreement, and shall be remitted in a timely manner in the proportion that Co-Lender's Commitment bears to the total amount of all the Co-Lenders' Commitments hereunder. Without limiting the foregoing, each Co-Lender agrees that by no later than the day of each Revolving Loan to be made to the Borrower, it shall deposit its pro rata share thereof, in immediately available funds, in the Borrower's Loan Account with the Agent, or in such other account satisfactory to the Agent as the Borrower may from time to time designate. Within the limits of their respective Commitments, the Borrower may borrow, repay and reborrow under the revolving Loans.

                                  The  failure  of any  Co-Lender  to  make  any
requested Revolving Loan to be made by it on the date specified for such Loan, whether or not such Co-Lender may be a Restricted Co-Lender (as defined and as described below), shall not relieve it or any other Co-Lender of its respective obligation (if any) to make Loans hereunder, but no Co-Lender shall be responsible for the failure of any other Co-Lender to make Loans to be made by such other Co-Lender(s). In the event, however, that any particular Co-Lender decides not to fund any of the Loans to the Borrower in accordance with this Agreement, by reason of any Federal or State banking agency regulatory supervision, limits, constraints or other restrictions applicable to the overall business operations of Co-Lender, and arises strictly in relation to general regulatory difficulties or concerns applicable to that Co-Lender (the "Restricted Co-Lender"), then: (y) the Restricted Co-Lender unconditionally and irrevocably agrees with the Agent that the Agent shall, following any such failure to fund, have the right at any time to seek to replace and to replace that Restricted Co-Lender with another Co-Lender under this Agreement, or alternatively, the Agent itself, may be substituted in the place of such Restricted Co-Lender. Under such circumstances, upon any such replacement occurring and upon payment to the Restricted Co-Lender by any replacement Co-Lender, or by the Agent, of the principal balance of all Loans owed to the Restricted Co-Lender, together with all accrued interest thereon: (A) the Restricted Co-Lender shall no longer act as a Co-Lender to the Borrower under this Agreement; and (B) simultaneously, the Restricted Co-Lender shall be deemed to have fully released and discharged the Agent, the Borrower and each of the Co-Lenders from any and all obligations, claims and liabilities under or in relation to this Agreement (but this shall not release or be deemed to release the Restricted Co-Lender from any claims, liabilities or obligations to the Agent, the other Co-Lenders, or to the Borrower by reason of the lack of funding or any related matters); and (z) if and to the extent that the Borrower may certify in writing to the Agent that the lack of funding of the Borrower by a Restricted Co-Lender may materially and adversely affect the Borrower's business operations and for so long as necessary until arrangements with a replacement Co-Lender may be put into place, the Agent agrees to fund any amount(s) that otherwise were to have been funded by the Restricted Co-Lender and to increase the amount of the Agent's Commitment to the Borrower accordingly, until such time, if any, as replacement Co-Lender arrangements may be finalized.

                                         (8)  Loan  Account.   The  Agent  shall
maintain a loan account ("Loan Account") in which shall be recorded (i) all Loans made by the Agent on behalf of the Co-Lenders to the Borrower pursuant to this Agreement, (ii) all payments made by the Borrower on all such Loans, and
(iii) all other appropriate debits and credits as provided in this Agreement, including without limitation, all fees, charges, expenses and interest. All entries in the Borrower's Loan Account shall be made in accordance with the Agent's customary accounting practices as in effect from time to time.

                                         (9) Notice and Manner of Borrowing. The
Borrower shall give the Agent a Notice of Borrowing under this Agreement, at least on (1) Business Day before each request for a Revolving Loan, specifying:
(i) the date of such requested Loan; and (ii) the amount of such Loan. The Agent shall promptly notify each Co-Lender of each such Notice. Not later than 12:00 a.m. (New York Time) on the date of such Revolving Loans, each Co-Lender will make available to the Agent such Co-Lender's pro rata share of such Revolving Loans. After the Agent's receipt of such funds not later than 4:00 p.m. (New York time) on the date of such Revolving Loans, the Agent will make such requested Revolving Loan available to the Borrower in immediately available funds, up to an aggregate outstanding amount at any time and from time to time, not to exceed the Maximum Loan Amount by crediting the amount thereof to the Borrower's Loan Account at the Payment Office or into another account of the Borrower specifically designated by the Borrower on the date and in the amount set forth in the applicable Notice of Borrowing.

                                         (10)  Nonreceipt  of  Funds  by  Agent.
Unless the Agent shall have received notice from a Co-Lender prior to the date on which such Co-Lender is to provide funds to the Agent for a Loan to be and by such Co-Lender that such Co-Lender will not make available to the Agent such funds, the Agent may assume that such Co-Lender has made such funds available to the Agent on the date of such Loan in accordance with the provisions hereof entitled "Notice and Manner of Borrowing", and the Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Co-Lender shall not have so made such funds available to the Agent, such Co-Lender agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the customary rate set by the Agent for the correction of errors among correspondent banks for three Business Days and thereafter at the Alternate Base Rate. If such Co-Lender shall repay to the Agent such corresponding amount forthwith, such amount so repaid shall constitute such Co-Lender's Loan for purposes of this Agreement. If such Co-Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at the rate of interest applicable at the time to such proposed Loan.

                                  Unless the Agent  shall have  received  notice
from the Borrower prior to the date on which any payment is due to the Co-Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Co-Lender on such due date an amount equal to the amount then due to such Co-Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Co-Lender shall repay to the Agent forthwith on demand such amount distributed to such Co-Lender together with interest thereon, for each day from the date such amount is distributed to such Co-Lender until the date such Co-Lender repays such amount to the Agent, at the customary rate set by the Agent for the correction of errors among correspondent banks for three Business Days and thereafter at the Alternate Base Rate. All of the provisions contained in this subsection (k) shall, however, be subject to the provisions above dealing with any Restricted Co-Lender(s).

                                         (11) Amendment, Termination, Waiver and
Action by the Agent. No Amendment, modification, termination, or waiver of any provision of this Agreement or any of the Ancillary Agreements to which the Borrower is a party, nor consent to any departure by the Borrower from any of the Ancillary Agreements to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that except to the limited extent specifically and affirmatively required by the terms and provisions hereof, the Agent is at liberty and without any applicable restriction, to act, or to omit to act, to enforce or to refrain from enforcing, in accordance with the terms and provisions of this Agreement, without any notice to and without obtaining any consent or approval of any of the Co-Lenders hereunder. The Agent need not take any action hereunder and no amendment, waiver or consent shall be called for to be entered into by the Agent hereunder.

                                         (12)    Execution   and   Delivery   of
Supplemental Documents and Action. Borrower agrees at the request of the Agent made at any time and from time to time to: (a) execute and to cause to be delivered to the Agent, on behalf of itself and each of the other Co-Lenders hereunder such further documentation as the Agent or any of the Co-Lenders may deem reasonably necessary or desirable in order to implement the terms and provisions hereof; and (b) take such reasonable additional steps and actions as the Agent requests for any of such purposes.

                                         (13)   Confidentiality.   Each  of  the
Co-Lenders agrees to be bound in all respects by the terms and provisions of this Agreement, including without limitation all confidentiality provisions hereof and the Co-Lenders shall keep confidential all information which this Agreement states is not to be disseminated and shall otherwise fully comply with all confidentiality requirements of this Agreement.

                                         (14) Fees and Entitlements. Each of the
Co-Lenders agree that they shall not be entitled to receive any portion of any fees, charges or any other compensation which the Agent is or at any time may be entitled to charge or receive under or in relation to this Agreement, or under or in relation to any other agreement or arrangement that the Agent may now or hereafter have with or concerning the Borrower, or any of its Subsidiaries or Affiliates. As their exclusive entitlement as a Co-Lender and in any other capacity under or in relation to this Agreement or otherwise, each of the Co-Lenders other than the Agent shall each be entitled solely to the payment of principal and interest due or to become due under the Revolving Loans, corresponding to payments made in relation to Loans made to the Borrower hereunder pursuant to the respective Commitments of each such Co-Lender.

                                         (15)  Counterparts.  Any  agreement  or
consent of the Co-Lenders may be executed in any number of counterparts and by different Co-Lenders and other parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                                         (16)  Statements.   All  Loans  to  the
Borrower, and all other debits and credits provided for in this Agreement, shall be evidenced by entries made by the Agent in its internal data control systems showing the date, amount and reason for each such debit or credit. Until such time as the Agent shall have rendered to the Borrower written statements of account as provided herein, the balance in the Borrower's Loan Account, as set forth in the Agent's most recent printout, shall be rebuttably presumptive evidence of the amounts due and owing the Co-Lenders by the Borrower. Each month the Agent shall render to the Borrower a statement setting forth the balance of the Borrower's Loan Account, including principal, interest, expenses and fees. Each such statement shall be subject to adjustment by the Agent, but shall, absent manifest errors or omissions, be presumed correct and binding upon the Borrower and shall constitute an account stated unless, within sixty (60) days after receipt of any statement from the Agent, the Borrower shall deliver to the Agent written objection thereto specifying the error or errors, if any, contained in such statement.

                                         (17)  Defaults/Action by Agent.  Should
an Event of Default exist or occur which may be declared hereunder at the Agent's option, the Agent shall at the written election to that effect delivered to the Agent by the Majority Lenders, declare such an Event of Default to have occurred under this Agreement. For all purposes of this Agreement, however, the Agent may assume that no Event of Default or Incipient Event of Default has occurred and is continuing unless Agent has actual knowledge of the Event of Default or Incipient Event of Default, has received notice from the Borrower or a Co-Lender stating the nature of the Event of Default or Incipient Event of Default and in the instance where such notice is from a Co-Lender, stating that the Co-Lender considers the Event of Default or Incipient Event of Default to have occurred and to be continuing.

                                         Except where an affirmative  obligation
on the part of the Agent to act is specifically set forth herein, requiring the Agent to act, the Agent may, but shall not be required to exercise its discretion to act or not to act. The Agent shall not be required to act or not act if to do so would expose Agent to liability, would be inconsistent with the Agent's practice in similar situations when acting solely for its own account, or would be contrary to this Agreement or any of the Ancillary Agreements or to applicable law.

                                  26. Notices.  Any notice or request  hereunder
may be given to Borrower or Lender at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this paragraph. Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, or by overnight mail or by telecopy (confirmed by mail). Notices and requests shall be, in the case of those by mail or overnight mail, deemed to have been given when deposited in the mail or with the overnight mail carrier, and, in the case of a telecopy, when confirmed.

                           Notices shall be provided as follows:

                           If to the Lender:

                           GMAC COMMERCIAL CREDIT LLC
                           1290 Avenue of the Americas
                           New York, New York 10104
                           Attention: Frank Imperato
                           Telephone: (212) 408-7026
                           Telecopy:  (212) 408-7126

If to the Borrower:        Greka Integrated, Inc.
                           3201 Air Park Drive, Suite 201
                           Santa Maria, CA 93455
                           Attention: Randeep S. Grewal, Chairman, CEO & Pres.
                           Telephone: (805)347-8700
                           Telecopy:   (805) 347-1072

With a copy to:
                           Greka Integrated, Inc.
                           630 Fifth Avenue
                           New York, N.Y. 10111

                           Attention: Susan Whalen, Esq.
                           Telephone: (212) 218-4680
                           Telecopy:   (212) 218-4679

                  27. Governing Law and Waiver of Jury Trial. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. LENDER SHALL HAVE THE RIGHTS AND REMEDIES OF A SECURED PARTY UNDER APPLICABLE LAW INCLUDING, BUT NOT LIMITED TO, THE UNIFORM COMMERCIAL CODE OF NEW YORK. BORROWER AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR ANY OTHER OBLIGATIONS SHALL BE LITIGATED IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR, AT LENDER'S OPTION, IN ANY OTHER COURTS LOCATED IN NEW YORK STATE OR ELSEWHERE AS LENDER MAY SELECT AND THAT SUCH COURTS ARE CONVENIENT FORUMS AND BORROWER SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS. BORROWER WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON BORROWER MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT BORROWER'S ADDRESS IN CALIFORNIA AND NEW YORK APPEARING ON LENDER'S RECORDS, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON RECEIPT VIA NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE THE SECOND BUSINESS DAY FOLLOWING DEPOSIT WITH SUCH COURIER SERVICE. BOTH PARTIES HERETO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN BORROWER AND LENDER, AND BORROWER WAIVES THE RIGHT TO ASSERT IN ANY ACTION OR PROCEEDING INSTITUTED BY LENDER WITH REGARD TO THIS AGREEMENT OR ANY OF THE OBLIGATIONS ANY OFFSETS OR COUNTERCLAIMS (OTHER THAN COMPULSORY COUNTERCLAIMS) WHICH IT MAY HAVE.

                  28. Limitation of Liability. Borrower acknowledges and understands that in order to assure repayment of the Obligations hereunder Lender may be required to exercise any and all of Lender's rights and remedies hereunder and agrees that neither Lender nor any of Lender's agents shall be liable for acts taken or omissions made in connection herewith or therewith except for gross negligence or actual bad faith.

                  29.  Entire  Understanding.  This  Agreement and the Ancillary
Agreements  contain the entire  understanding  between  Borrower  and Lender and constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, and any promises, representations, warranties, understandings, or guarantees not contained in this Agreement or the Ancillary Agreements shall have no force and effect.

                  30.  Modification.   Neither  this  Agreement,  the  Ancillary
Agreements, nor any portion or provisions thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the parties hereto and thereto.

                  31. Severability. Wherever possible each provision of this Agreement or the Ancillary Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the Ancillary Agreements shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

                  32.   Captions.   All   captions  are  and  shall  be  without
substantive meaning or content of any kind whatsoever.

                  33. Counterparts. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument.

                  34. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                               GREKA INTEGRATED, INC.
ATTEST:

/s/ Susan M. Whalen                            By:/s/ Randeep S. Grewal
--------------------                              -----------------------------
SECRETARY                                         Randeep S. Grewal
                                                  Title: Chairman, CEO & Pres.


                                               SABA REALTY, INC.
ATTEST:

/s/ Susan M. Whalen                            By:/s/ Randeep S. Grewal
--------------------                              -----------------------------
SECRETARY                                         Randeep S. Grewal
                                                  Title: Chairman, CEO & Pres.

                                               SANTA MARIA REFINING COMPANY
ATTEST:

/s/ Susan M. Whalen                            By:/s/ Randeep S. Grewal
--------------------                              -----------------------------
SECRETARY                                         Randeep S. Grewal
                                                  Title: Chairman, CEO & Pres.



ATTEST:

                                               GMAC COMMERCIAL CREDIT LLC


/s/ illegible                                  By:/s/Frank Imperato, SVP
---------------------------                       -----------------------------
SECRETARY                                         Title:

                                    SCHEDULES

Schedule 1(A)(1) - Santa Maria Oil and Gas Properties (including specification of Initial Santa Maria Oil and Gas Properties and Secondary Santa Maria Oil and Gas Properties) - Attached

Schedule 1(A)(2) - Description of Pledged Shares

1. Certificate No. 2 for one hundred (100) shares of common stock of Saba Realty, Inc.

2. Certificate No. 2 for one hundred (100) shares of common stock of Santa Maria Refining Company.

Schedule 1(A)(3) - Description of Real Property - Attached

Schedule 1(A)(4) - Permitted Liens:

All encumbrances disclosed in Lender's UCC search of Borrowers and all encumbrances disclosed in Lender's title policy.

All encumbrances listed on the title opinion dated November 30, 1999 issued with respect to the Initial Santa Maria Oil and Gas Properties, except the lien in favor of Bank One Texas, N.A. and provided that the following liens are released on or before March 31, 2000:

         5. Oil and Gas Lien in favor of NATCO against Saba Petroleum in the amount of $11, 596.12 affecting the Bell Parcel recorded August 20, 1998

         6. Oil and Gas Lien in favor of R.M.R. against Saba Petroleum in the amount of $166,228.60 recorded July 21, 1999

         7. Oil and Gas lien in favor of Pool California Energy Services, Inc. against Saba Petroleum, Inc. in the amount of $105,164.23 recorded May 20, 1999

         8.       State Tax Lien in the amount of $38, 688.00 recorded April 15,
                  1999

All purchase money security interest for the purchase of equipment within the limitations for capital expenditures in this Agreement.

Liens for taxes not yet due and payable or those being contested in good faith by appropriate proceedings diligently conducted so long as such proceedings do not involve the risk of sale, forfeiture or loss of any of the Collateral or any interest therein.

 Materialmen's, mechanics, workmen's, carriers' or other similar liens relating to the Collateral for amounts not yet due and payable or being contested in good faith and by appropriate proceedings diligently conducted and so long as such proceedings do not involve the risk of sale, forfeiture or loss of any of the Collateral or any interest therein.

 Liens not in excess of $250,000 in the aggregate which have been duly bonded and released in a manner satisfactory to Lender.

 Schedule 1(A)(5) - Vintage Oil and Gas Properties - Attached

 Schedule 2(k) - Form of Request for Term Loan Advance - Attached

 Schedule 12(j) - Licenses, Patents, Trademarks and Copyrights - Attached

 Schedule 12(l) - Inventory Locations

 1660 Sinton Road, Santa Maria, California 93454

 Schedule 12(m) - Permitted Indebtedness

 None, other than (I) indebtedness for purchase money security interests as set forth above and (ii) indebtedness to Saba Petroleum Company and/or Greka Energy Corporation relating to debt created to facilitate the purchase of the Vintage Oil and Gas Properties and the Santa Maria Oil and Gas Properties, which indebtedness must be disclosed in advance to the Lender and must be subject to a Subordination Agreement in form and substance satisfactory to Lender in all respects.

Schedule 12(cc) - Property and Leases - Attached